UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PORTFOLIO RECOVERY ASSOCIATES, INC.
(Name of Registrant as Specified in Its Charter)

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PORTFOLIO RECOVERY ASSOCIATES, INC.

(NASDAQ: PRAA)

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING

Thursday, May 29, 2014
12:00 Noon, Eastern Time
Building III, 2nd Floor
130 Corporate Boulevard
Norfolk, VA 23502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF PORTFOLIO RECOVERY ASSOCIATES, INC.

Date:    May 29, 2014
Time:    12:00 p.m. Eastern Time
Place:    Portfolio Recovery Associates, Inc.
Building III
130 Corporate Blvd
2nd Floor
Norfolk, VA 23502

Dear Fellow Stockholders:
We are pleased to invite you to the Annual Meeting of Stockholders on May 29, 2014 at our Corporate Headquarters located at 130 Corporate Boulevard, Norfolk, Virginia 23502 at 12:00 p.m. eastern time. We look forward to your attendance at the meeting and we encourage you to complete, sign and date the enclosed proxy card to vote your shares or vote your shares on the Internet or by telephone, whether or not you are planning to attend. Following a report on Portfolio Recovery Associates, Inc.’s (the “Company”) business results, stockholders will vote:

•	To elect the nominees named in the accompanying proxy statement to the Board of Directors for the coming year;

•	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000;

•	To ratify the selection of our independent registered public accounting firm for 2014; and

•	To approve on a non-binding advisory basis the compensation of our named executive officers.

Stockholders also will transact any other business that may properly come before the meeting and any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 4, 2014 are entitled to receive notice of, and to vote at, the Annual Meeting. Included in these materials are the Proxy Statement; the Company’s 2013 Annual Report to Stockholders, which includes the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013; this Notice of the Company’s 2014 Annual Meeting; and your proxy card. These materials are first being mailed to stockholders on or about April 17, 2014, and are also available online at the Company’s website at www.portfoliorecovery.com.
Every stockholder’s vote is important and valued by the Company. We hope that you will find our Proxy Statement to be easy to follow, and that it will aid in your ability to designate your proxy vote.
Once again we thank you for your commitment to the Company and urge you to vote your shares now.
By Order of the Board of Directors,

Steven D. Fredrickson	Judith Scott
Chairman, President and Chief Executive Officer	EVP, General Counsel and Corporate Secretary

April 17, 2014

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SUMMARY OF KEY ELEMENTS OF PROXY STATEMENT

2014 Proxy Summary
The following is a summary of information contained elsewhere in this Proxy Statement. This does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Matters
The Board of Directors recommends a vote for the following proposals.
1.	Election of Directors (Page 8);
2.	Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares (Page 22);
3.	Ratification of Independent Registered Public Accounting Firm (Page 23); and
4.	To Approve on a Non-Binding Advisory Basis the Compensation of our Named Executive Officers (Page 25)

Board Nominees

Name and Year Joined the Board	Principal Occupation	Experience / Qualifications		Audit Committee	Compensation Committee	Compliance Committee	Nominating and Governance Committee
Scott M. Tabakin 2004	Independent Consultant and Advisor	-Finance -Risk Oversight -Management -Leadership -Strategy	-Complex Organizations -High Growth Companies -Entrepreneurial	Chair		X
James M. Voss 2002	Independent Financial Consultant	-Finance -Risk Oversight -Management -Leadership	-International -Financial Industry -High Growth Companies	X	X
Marjorie M. Connelly 2013	Independent Consultant	-Finance -Risk Oversight -Management -Diversity -Entrepreneurial -High Growth Companies -Leadership	-Financial Industry -Technology -Strategy -International -Complex Organizations -Political/Finance Sector Policy	X	X
James A. Nussle 2013	President, The Nussle Group	-Management -Strategy -Entrepreneurial -Leadership	-Government Experience -Political/Finance Sector Policy			Chair	X
2013 Compensation Summary

Compensation Component(1)	Steven D. Fredrickson	Kevin P. Stevenson	Michael J. Petit	Neal Stern	Christopher B. Graves
Salary	$750,000	$400,000	$388,462	$350,000	$293,077
Bonus	$1,600,000	$1,000,000	$1,000,000	$700,000	$650,000
Long-Term Incentive	$1,600,000	$700,000	$700,000	$400,000	$350,000
Total 2013 Compensation	$3,950,000	$2,100,000	$2,088,462	$1,450,000	$1,293,077
(1) Please see our 2013 Summary Compensation Table as required by the SEC on page 43 of this Proxy Statement to see full disclosure information including all other compensation, footnotes and narrative disclosure.

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement |iii

COMPANY PERFORMANCE AND COMPENSATION HIGHLIGHTS
COMPANY PERFORMANCE HIGHLIGHTS
Portfolio Recovery Associates Inc. (which, together with its subsidiaries, we refer to as PRA or the Company) delivered another year of record growth in 2013. This growth was evident in all of our significant financial metrics including Net Income, EPS, Revenue, and Cash Collections.

Financial Metric	2009	2010	2011	2012	2013	Percent Increase from 2009	Percent Increase from 2012
Net Income (in milions)	$44.3	$73.5	$100.8	$126.6	$175.3	296%	38%
Diluted Earnings Per Share	$0.96	$1.45	$1.95	$2.46	$3.45	259%	40%
Revenue (in millions)	$281.1	$372.7	$458.9	$592.8	$735.1	162%	24%
Cash Collections (in millions)	$368.0	$529.3	$705.5	$908.7	$1,142.4	210%	26%

The Company has also achieved the following milestones:

•	In 2013 approximately 1.2 Million shares were bought back in order to return additional value to our stockholders;

•	Full year investments in U.S. and U.K. consumer defaulted debt totaled $657 million, up 22% from our prior record established in 2012 of $539 million; and

•	1-Year, 3-Year and 5-Year total stockholder returns continued to outperform the peer group and market as show in in the following illustration.

Continued Focus on Compliance: Regulatory compliance remains a key focus of federal, state and local regulators across the financial services industry.  While this focus has resulted and will continue to result in the contraction of the debt buying industry, PRA is well positioned to keep pace with these changes as the Company has a long-standing history of prioritizing and devoting resources to regulatory compliance.  In 2013, to reinforce this focus, our Board of Directors (the “Board”) added a new standing committee dedicated to compliance. The objective of the Compliance Committee is to oversee the implementation and oversight of compliance programs, policies and procedures that ensure the Company’s adherence to applicable laws and regulations. Additionally, the Company also appointed a Chief Compliance Officer who reports to both the Chief Executive Officer (“CEO”) and the Board and will have primary responsibility for the day-to-day implementation of the Company’s compliance programs.
Global Diversification:  On February 19, 2014, we entered into an agreement to acquire the equity of Aktiv Kapital AS (“Aktiv”), a Norway-based company specializing in the acquisition and servicing of non-performing consumer loans throughout Europe and in Canada, for approximately $880 million. We also agreed to assume approximately $435 million of Aktiv's corporate debt, resulting in an acquisition of estimated total enterprise value of $1.3 billion. This acquisition will provide us entry into thirteen additional markets, which will give us additional geographical diversity in portfolio purchasing and collection. We expect Aktiv's Chief Executive Officer, his executive team and the more than 400 Aktiv

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement |iv

employees will join our workforce upon the closing of the transaction. The transaction is expected to close in the second quarter of 2014, upon successful completion of customary closing conditions including approval of the transaction by applicable competition authorities and our ability to obtain the necessary financing to consummate the transaction.
COMPENSATION HIGHLIGHTS
The consistent, strong performance summarized on the previous page is reflected in the compensation that our named executive officers (to whom, along with our CEO, we collectively refer as NEOs) earned in 2013, as described in the Compensation Discussion and Analysis in this Proxy Statement.
In light of the favorable results of the 2013 advisory vote to approve the Company’s executive compensation, the Company continued its existing compensation practices without substantial changes in 2013.  At the Company’s 2013 annual meeting of stockholders, 99.0% of stockholder votes cast approved, on a non-binding advisory basis, the compensation program for the Company’s NEOs.

The Board awarded Steven D. Fredrickson, our CEO, incentive compensation for 2013 that was tied to business results, including a non-equity incentive plan award of $1,600,000 and an incentive equity award under our 2013 Long-Term Incentive Program valued at $1,600,010. The compensation of our other NEOs further reflects both our strong 2013 performance and our compensation philosophy. Consistent with our executive compensation philosophy, a significant portion of both our CEO’s and other NEOs’ total compensation is incentive-based and at risk, as illustrated in the following graphs:

Comparing PRA to our peer group (as listed on page 30 of this Proxy Statement) on a one, three and five year basis, our percentile ranking in terms of total stockholder return significantly exceeds the percentile ranking of our CEO’s target and realizable pay.

	One Year	Three Years	Five Years
Total Shareholder Return[1]	74%	63%	68%
CEO Target Pay[2]	45%	24%	31%
CEO Realizable Pay[3]	61%	59%	49%
(1) As of December 31, 2013; assumes reinvestment of dividends.
(2) CEO target pay is based on compensation information reported in the most recently filed proxy statements of the Company’s 2013 compensation peer companies listed on page 30 of this proxy statement.
(3) Realizable pay was calculated as the sum of (a) annual base pay, (b) actual bonus, and for long-term incentive awards granted during the measurement period, (c) intrinsic value of stock options as of December 31, 2013, (d) value of restricted stock as of the vesting date or December 31, 2013, if not vested, (e) performance shares earned or target shares if the performance period ends after December 31, 2013 (based on the stock price at the vesting date or December 31,2013 if not vested), (h) earned performance cash awards or target values if the performance period ends after December 31, 2013.

Further detail on the total compensation for our CEO and all other NEOs can be found in the Compensation Discussion and Analysis and the corresponding tables and narratives in this Proxy Statement.

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TABLE OF CONTENTS

Voting Instructions and Information	1	Proposal 2: Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares
Who May Vote	1
Matters to be Presented	1		22
Costs of Proxy Solicitation	1	Proposal 3: Ratification of the Independent Registered Public Accounting Firm
Attending the Annual Meeting	1		23
Revoking Your Proxy	1	Report of the Audit Committee	24
Quorum and How Votes Are Counted	2	Proposal 4: Advisory Vote to Approve Named Executive Officer Compensation
Voting Your Proxy	2		25
Broker Non-Votes	2	Compensation Discussion and Analysis	26
How to Vote	2	Compensation Committee Report	42
Voting Results	3	2013 Summary Compensation Table	43
Board Recommendations	3	Grants of Plan-Based Awards	44
Corporate Governance	7	Outstanding Equity Awards	45
Director Attendance	4	2013 Stock Vested	46
Director Independence	4	Post-Employment Compensation Arrangements	47
Board Leadership	5	Estimated Post-Employment Payments and Benefits	48
Independent Director Meetings	5	Submission of Stockholder Proposals	49
Board Risk Oversight	5	Electronic Delivery of Proxy Materials	49
Communication with Directors	6	Annual Report on Form 10-K	49
Policies for Approval of Related Person Transactions	7	Stockholder List	50
Proposal 1: Election of Directors	8	Appendix A: Third Amended and Restated Certificate of Incorporation of Portfolio Recovery Associates, Inc
Director Criteria, Qualifications and Experience	9		51
Director Nominees	11
Committees of the Board of Directors	15
Compensation of Directors	18
Security Ownership of Management and Directors	20
Security Ownership of Certain Beneficial Owners	20

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PROXY STATEMENT
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Portfolio Recovery Associates, Inc. (which, together with its subsidiaries, we refer to as “PRA” or “the "Company”,) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for May 29, 2014, at 12:00 noon eastern time at PRA’s Corporate Headquarters located at Building III, 2nd Floor, 130 Corporate Blvd, Norfolk, Virginia 23502. These proxy materials are first being furnished to stockholders on or about April 17, 2014.

VOTING INSTRUCTIONS AND INFORMATION
Who May Vote
Each holder of the approximately 50,059,852 shares of the issued and outstanding shares of the Company’s common stock at the close of business on April 4, 2014 (the “Record Date”) will be entitled to receive a notice of the Annual Meeting, and to attend and vote at the Annual Meeting.  Such persons are considered “holders of record” and will be entitled to cast one vote per share owned for each proposal to be considered at the Annual Meeting.
Matters to be Presented
We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.
Costs of Proxy Solicitation
The Company will bear the entire cost of this proxy solicitation, including its preparation, assembly, printing, as well as the mailing of this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials and any additional solicitation materials sent by the Company to stockholders. In addition, proxies may be solicited by directors, officers and regular employees of the Company who will not receive any additional compensation for such solicitation by mail, email, telephone or personal contact.
Attending the Annual Meeting
If you plan to attend the Annual Meeting and wish to vote your shares in person, you will be asked to present valid government-issued photo identification, such as a driver’s license, in order to gain admission. If you are a holder of record, you will need to bring with you your proxy card or other documentation showing that you owned shares of the Company’s common stock on the Record Date. You will not be able to vote your shares at the Annual Meeting without a proxy card or such other documentation. If you require special assistance due to a disability or other reasons, please notify the Corporate Secretary in writing at 140 Corporate Blvd, Norfolk, Virginia 23502, Attention: Judith Scott, EVP, General Counsel and Corporate Secretary, or by email at jsscott@portfoliorecovery.com.
If your shares are held by a broker, bank or other similar organization, bring one of the following with you to the Annual Meeting: the proxy card; the Notice of Internet Availability of Proxy Materials; any voting instruction form that is sent to you; or your most recent brokerage statement or a letter from your broker, bank or other similar organization indicating that you beneficially owned the shares of common stock as of the Record Date.  We can use this information to verify your beneficial ownership of common stock in order to admit you to the Annual Meeting.  If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a proxy from your broker, bank or other similar organization that authorizes you to vote the shares that the holder of record holds for you in its name.
Revoking Your Proxy
You may change or revoke your proxy at any time before it is voted at the Annual Meeting by sending a written notice of revocation of your proxy to the Corporate Secretary so that it is received before the completion of voting at the Annual Meeting. You can also attend the Annual Meeting and vote in person, unless you are a beneficial owner, without a legal proxy. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. In order to revoke your proxy, you must also notify the Corporate Secretary of your intent to vote in person, and then vote your shares at the Annual Meeting. If you require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 140 Corporate Blvd, Norfolk, Virginia 23502, Attention: Judith Scott, EVP, General Counsel and Corporate Secretary or by email at jsscott@portfoliorecovery.com.

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 1

Quorum and How Votes Are Counted
A quorum is required to transact business at the Annual Meeting. A majority of holders of the issued and outstanding shares of common stock of the Company entitled to vote, who are represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present, which are explained below. Alliance Advisors has been appointed by the Board to act as the inspector of election. The inspector of election will tabulate the votes cast by proxy or in person at the Annual Meeting, and will determine whether or not a quorum is present. In the event that a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.
Voting Your Proxy
Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:

1.	“FOR” the election of each of the nominees named in this Proxy Statement to the Board for the coming year;

2.	“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 100,000,000;

3.	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014;

4.	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEO’s; and

5.	In the best judgment of the persons named in the proxies, with respect to any other matters that may properly come before the meeting and any adjournments or postponements.
Broker Non-Votes
Brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. The absence of a specific instruction is commonly referred to as a “broker non-vote.” If your shares are held in “street name”, it is critical that you vote or provide specific instructions to your broker, bank or similar organization if you want your vote to count. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is considered a routine matter. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter. On the other hand, the election of directors, the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation and the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs are considered non-routine matters. If you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these non-routine matters absent specific instructions from you and absent specific instructions, the shares held by such organization are not counted as shares present and entitled to be voted with respect to such non-routine matters. Therefore, broker non-votes will exist with respect to such non-routine matters but will have no impact on the outcome of such non-routine matters.

If you received more than one proxy card, you may hold shares in more than one account. To ensure that all of your shares are voted, you must sign and return each card that you receive. Alternatively, if you vote online via the Internet or by telephone, you will need to vote once for each proxy card you receive. As a holder of common stock of the Company, you are always invited to attend the Annual Meeting and vote your shares in person.
How to Vote
You are entitled to cast one vote per share owned as of the Record Date for each proposal to be considered at the Annual Meeting. You may vote online, by telephone, by mail or in person at the Annual Meeting.

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Voting By Mail
If you do not expect to attend the Annual Meeting in person, and choose to vote on the proposals on the agenda by mail, simply complete the proxy card, sign and date it, and return it in the postage-paid envelope provided. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other similar organization), you may obtain a proxy, executed in your favor, from the record holder. You may sign the proxy card and return it to the Company, or you may direct the record holder of your shares to vote your proxy in the manner you specify. Further, if your shares are held in street name, you must communicate your instructions respecting the voting of your shares to the record holder, or your broker will be prohibited from voting your shares. Voting by mail will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and must actually vote your shares at the Annual Meeting.
Voting and Viewing Proxy Materials via the Internet
Under rules approved by the Securities and Exchange Commission (“SEC”), the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on your proxy card and on the Notice of Internet Availability of Proxy Materials which is sent to stockholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other similar organization). Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting. In addition, stockholders may request proxy materials be sent in printed form by mail or electronically by email on an ongoing basis. This process provides stockholders with needed information in a timely manner, while conserving natural resources and lowering the costs of printing and distributing proxy materials.
Voting Results
The results of voting at the Annual Meeting will be filed with the SEC within four business days after the Annual Meeting and will be available on the SEC’s website www.sec.gov or on our website www.portfoliorecovery.com. If the final results are not available at that time, we will provide preliminary voting results in a Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they are available.
Board Recommendations

THE BOARD RECOMMENDS THAT YOU VOTE:

•	“FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO THE BOARD FOR THE COMING YEAR;

•	“FOR” THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 60,000,000 to 100,000,000;

•	“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014; AND

•	“FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEO’S.

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CORPORATE GOVERNANCE
PRA’s Board and management are committed to strong corporate governance and sound business practices. The Company has a code of business conduct and ethics which satisfies the requirements for a “code of ethics” under the SEC rules and covers the members of our Board, our officers including our CEO and Chief Financial Officer (“CFO”) and our employees. Our code of business conduct and ethics addresses, among other items, conflicts of interest, confidentiality, fair dealing, protection and use of corporate assets, compliance with laws and the reporting of illegal or unethical behavior. The Company will disclose amendments to our code of business conduct and ethics, as well as any waivers thereof, on its website, www.portfoliorecovery.com, to the extent permissible by the rules and regulations of the SEC and the NASDAQ. There were no waivers of the code of business conduct and ethics granted in 2013.

The Company's corporate governance guidelines, code of business conduct and ethics and the charters of the committees of the Board are posted on the Investor Relations page of the Company's website, www.portfoliorecovery.com. Please note that the website does not constitute a part of this Proxy Statement. These materials are also available in print to any stockholder upon request. The Board regularly reviews committee charters and major corporate governance developments and modifies its governance principles, committee charters and key practices as warranted. Additionally, the Board conducts assessments of each of its committees and of itself. This process enhances director, committee, and Board effectiveness. At the conclusion of the Board and committee assessments, the Board uses the information obtained to evaluate and refine its processes and committee charters, as necessary.

DIRECTOR ATTENDANCE
During 2013, the Board held thirteen meetings: five regular and eight special meetings. The majority of the Board attended 100% of the regular meetings of the Board in 2013. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2013. All directors are encouraged, but not required, to attend our annual meeting of stockholders. A majority of our directors attended the 2013 annual meeting of stockholders.
DIRECTOR INDEPENDENCE
The Board currently consists of eight directors, one of whom is currently employed by the Company (Steven D. Fredrickson, Chairman of the Board, President and CEO). The Board has established guidelines which conform to the independence requirements of the NASDAQ listing standards to assist it in determining director independence. In February 2014, the directors completed directors' and officers' questionnaires in accordance with current proxy disclosure requirements. These included updated information concerning their qualifications and experience, as well as any conflicts of interest, job changes, and any material transactions, material relationships, and other arrangements between the Company and the directors or immediate family members of the directors. A director’s immediate family members include the director's spouse, parents, children, siblings, in-laws, and anyone (other than domestic employees) who shares the director’s home. Based on the responses received and other available information, it was determined that all of the non-employee directors of the Company lack material relationships with the Company, and are independent directors under applicable securities law requirements and NASDAQ rules. The Board has also concluded that each of the members of the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating and Corporate Governance Committee meet the NASDAQ independence requirements. These determinations were made based upon a number of facts, including, but not limited to, the following:

•
Except for Steven D. Fredrickson, the Chairman of the Board, President and CEO, no director is, or has ever been, an executive officer of the Company or employed by the Company or its subsidiaries, or has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationships with the Company;

•	No director, other than the CEO has ever received any compensation from, worked for, been retained by, or received anything of substantial value from the Company, other than director compensation;

•
No director or any member of any director's immediate family is, or ever was, employed by the Company's independent registered public accounting firm, or ever worked on the Company's audit at any time;

•
No NEO serves on the board of directors of any company that employs one of our directors or any member of the immediate family of any of our directors, no NEO sits on a board of directors of any company at which one of our directors is the chief executive officer or chief operating officer, and none of our directors nor any members of the immediate family of any of our directors has been an

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executive officer of any entity having a compensation committee on which one or more of the Company’s executive officers has concurrently served;

•
None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent;

•
No director and no immediate family member of any director is a partner or controlling stockholder, director or executive officer of any entity from which the Company purchases goods or services, or to which the Company makes charitable contributions in excess of 5% of the entity's consolidated gross revenues for that year, or $200,000, whichever is greater; and

•	There is no family relationship among any of the directors or executive officers of the Company.

We do not have any related person transactions to report for fiscal year 2013.

BOARD LEADERSHIP
The structure of our Board leadership consists of a Chairman (who is also our CEO), strong independent committee chairs and a Lead Independent Director, who is elected by the independent directors and whom we refer to as our Lead Director. Our Board believes that the current Board leadership structure, in which the roles of Chairman and CEO are held by one person, is best for the Company and its stockholders at this time.  As Chairman and CEO, Mr. Fredrickson is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our directors, while also working closely with Mr. Roberts, the Lead Director. However, the Board does review the appropriateness of this structure on a regular basis. Our Lead Director coordinates the activities of the other independent directors to ensure strong independent oversight of management; facilitates information flow and communication by acting as a liaison between the directors and management; chairs all meetings of the Board during executive session; and is authorized to call meetings of the independent directors and retain any outside advisors and consultants who report directly to the Board. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance; therefore the independent directors meet in executive session at each regular Board meeting.
INDEPENDENT DIRECTOR MEETINGS
Non-employee directors meet at least quarterly in executive session without management present, as part of each regularly scheduled Board meeting. The Lead Director acts as chairman of these sessions, at which the independent directors have the opportunity to frankly discuss management’s performance.

BOARD RISK OVERSIGHT
The Board, as a whole and through its committees, is responsible for overseeing PRA’s risk profile and management’s processes for assessing and managing risk, and management is responsible for day-to-day risk management. The Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, and legal, that may affect the Company's ability to execute corporate strategies and fulfill business objectives. The Board operates within a climate of transparency and uninhibited dialogue with senior management. Consistent with this approach, senior management attends the regular meetings of the Board and routinely reports on their activities. These reports include risk considerations and discussions concerning actions and strategies for monitoring, managing and mitigating any risks identified. The Board meets regularly to discuss the strategic direction of the Company; a consideration of key risks is essential to the Company's strategic planning process. The Company’s Risk Management Group documents known risks, assesses the sufficiency of risk identification, and recommends the appropriate manner in which to control or mitigate those risks. This group provides quarterly risk management reports to the Audit Committee.

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Certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk. These include the following:

•
The Audit Committee is responsible for direct oversight of the Company's Risk Management Group. The Company’s Risk Management Group provides the Audit Committee with quarterly risk management updates. Additionally, the Audit Committee receives quarterly reports from the Company's CFO and the Company's external auditors on financial risks, compliance with reporting requirements, and internal controls. The Audit Committee also receives quarterly reports from the Company’s Director of Internal Audit on the results of internal audit testing;

•	The Compliance Committee oversees matters of non-financial compliance, significant legal or regulatory compliance exposure and material reports or inquiries from government or regulatory agencies; and

•
The Compensation Committee takes measures to prevent the Company's compensation programs and incentives from leading to decisions that encourage or promote excessive risk-taking. The Compensation Committee, with assistance from Frederic W. Cook & Co. (“FW Cook”) the Compensation Committee’s compensation consultant, has reviewed the Company’s compensation policies and practices for all employees, including our NEOs, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considers that our compensation programs incorporate several features which promote the creation of long-term value and reduce the likelihood of excessive risk-taking by our employees. These features include: (i) a balanced mix of cash and equity, annual and longer-term incentives, and types of performance metrics, (ii) the ability of the Compensation Committee to exercise negative discretion over all incentive program payouts, (iii) performance targets for incentive compensation that include objective Company goals and allow for individual levels of achievement toward those goals, (iv) time-based vesting of long-term equity incentive program awards, which encourages long-term retention, (v) performance-based vesting of long-term equity program awards, which aligns company performance and compensation, (vi) a bonus pool for the majority of non-executive employees that is capped at an amount equal to a percentage of each employee’s annual base pay and (vii) executive stock ownership guidelines to further align executives with the Company’s stockholders.

COMMUNICATION WITH DIRECTORS
Stockholders may communicate with members of the Board by transmitting their correspondence by mail or email. All such communications should be sent to the attention of the Corporate Secretary, at the address specified below:

Judith Scott
Executive Vice President, General Counsel and Secretary
Portfolio Recovery Associates, Inc.
Building II
140 Corporate Boulevard
Norfolk, VA 23502
jsscott@portfoliorecovery.com

The Company's confidential toll-free fraud hotline may be used by any stockholder who prefers to raise a concern to the Board in a confidential or anonymous manner by dialing 1-800-290-1650. All communications to the Company’s confidential fraud hotline are referred to the Chairman of the Audit Committee, who is responsible for ensuring that such matters are appropriately investigated.
Communications received from stockholders to one or more directors will be collected and organized by the Corporate Secretary and forwarded to the Chairman of the Board, or if addressed to an identified independent director, to that director, as soon as practicable. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence or summaries. The Corporate Secretary will determine whether any communication addressed to the entire Board as a whole should be properly addressed by the entire Board, or by a committee of the Board. If a response to the communication is warranted, the content and method of the response will be coordinated with the Company's General Counsel.

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POLICIES FOR APPROVAL OF RELATED PERSON TRANSACTIONS
The Company requires disclosure of any relationships and transactions in which the Company, its directors, its executive officers or their immediate family members are participants, and conducts a review of transactions of the Company with any stockholders owning five percent (5%) or greater of the Company's outstanding common stock, to determine whether there are any such transactions in amounts at or exceeding the minimum threshold for disclosure in this Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000) in which a related person has a direct or indirect material interest. The Company's General Counsel is primarily responsible for developing and implementing the policy and procedures relative to the review and approval of related party transactions. The complete details of any proposed transaction must be presented to the Company's General Counsel by the party intending to enter into the transaction. The Company's General Counsel will make an initial materiality determination, and when appropriate, will prepare a written analysis and recommendation to the Nominating and Corporate Governance Committee based on: (i) the nature of the proposed transaction; (ii) the related person’s interest in the transaction; (iii) the dollar value of the transaction; (iv) the importance of the transaction to the business of the Company;(v) the material terms of the transaction; and (vi) the overall fairness of the transaction to the Company. Based on the foregoing factors, the Nominating and Corporate Governance Committee will decide whether or not to recommend that the proposed transaction be brought before the full Board for consideration. If the matter is presented to the Board for a vote, and a related party is involved in the transaction, he or she will not be allowed to participate in any discussions and decisions concerning the transaction. If the Board approves the transaction, the Company's General Counsel will ensure that a written arm's length contract between the parties is appropriately executed by all parties. There were no reportable related party transactions with the Company in 2013, and no such transactions are currently proposed or being considered.

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PROPOSAL 1 - ELECTION OF DIRECTORS
The Board currently consists of eight members in three classes. Each director serves a three year term. One class of directors is elected at each annual meeting of stockholders. Nominees for director who receive the affirmative votes of a plurality of the shares represented and voting in person or by proxy at the Annual Meeting will be elected. The names of Scott M. Tabakin and James M. Voss will be placed on the ballot for re-election to the Board in 2014. The names of Marjorie M. Connelly and James A. Nussle will be placed on the ballot for election to the Board in 2014. If Messrs Nussle, Tabakin and Voss and Ms. Connelly are elected, the Board will consist of seven non-employee directors.

Each of the nominees has consented to serve as director if elected. We have no reason to believe that any of the current directors will be unable or unwilling for good cause to serve. However, if any director should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Director Orientation, Education and Preparation
The Company conducts a formal orientation program for all new directors, which includes one-on-one meetings with each of our executives as well as the provision of extensive written material about the Company, its operating units and departments, and the industries in which the Company and its subsidiaries operate. Senior management reports and meetings with directors involve operating performance overviews, strategic plans and significant financial, accounting and risk management issues and reviews of the Company’s succession plans. Directors visit the Company's departments and subsidiaries in order to gain additional knowledge about their operations. Further, all directors participate as a group in ongoing continuing education through director education sessions that are held on a regular Board meeting date at least once per year. The Company also affords directors the opportunity and funds to attend additional external director education programs. Management ensures that the Board is fully informed about the Company's business by providing regular written financial reports, reports of operations, compliance reports and updates and other relevant reports at Board meetings at least quarterly, as well as between meetings and at committee meetings. Board materials related to agenda items are provided sufficiently in advance of Board meetings to allow the directors time to prepare for meaningful discussion. All Board members also receive comprehensive quarterly financial reports and budget briefings from the CFO. Members of senior management attend regular Board meetings, or portions thereof, for the purpose of participating in discussions and providing management reports on business unit operations and operational developments and risks. Directors also have access to members of management and employees of the Company between meetings and, as necessary and appropriate, may consult with and engage, at the Company's expense, independent legal, compensation, financial and accounting advisors to assist them in performing their duties to the Company and its stockholders.

Director Qualifications
The responsibility of service as a director requires highly-skilled individuals with various qualities, skills, attributes, and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each director. The Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity and ethical standards with a proven record of success in his or her field. Directors (other than the CEO) should also be independent, as defined in NASDAQ Rule 5605(a)(2). Each director must also have a familiarity with and respect for corporate governance requirements and practices as well as an appreciation for diversity. While the Board does not have a specific diversity policy, it does consider diversity of race, ethnicity, gender, age, cultural background, and professional experiences in evaluating candidates for Board membership. All directors should have sufficient time to properly discharge the duties associated with serving as a director and to attend and participate in Board and committee meetings. The Nominating and Corporate Governance Committee also prefers that director candidates have intangible qualities including the ability to ask difficult questions while continuing to work collegially with the other directors and members of management.

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In 2013, the Nominating and Corporate Governance Committee also reviewed the competencies that are most likely to make a director candidate successful on our Board. The top competencies that were identified are listed below.

Director Competencies:

• Integrity and Trust	• Composure
• Strategic Agility	• Perspective
• Decision Quality	• Political Savvy
• Intellectual Horsepower	• Patience
• Business Acumen
Following the review of competencies the Board reviewed the knowledge, skills and abilities that they also believe would be essential for a Board member. Below are the knowledge, skills and abilities that were identified as being essential for all Board members.

Director Knowledge, Skills, and Abilities:

• High integrity and ethical standards	• An appreciation for diversity
• A proven record of success	• Strong decision making ability
• Knowledge of corporate governance	• Availability to prepare for and participate in Board and Committee meetings
• Regulatory compliance
Specific Qualifications, Attributes, Skills, and Experience to be Represented on the Board
The Board and the Nominating and Corporate Governance Committee have identified certain qualifications, attributes, skills, and experiences that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The following table represents the characteristics that should be represented on the Board:

• High Level of Financial Literacy, to include being knowledgeable and qualified to review financial statements	• Business Strategy Skills	• Political of Financial Sector Policy Expertise
• Financial Industry Experience
	• Sales and Marketing Experience	• Experience with High Growth Companies
• Risk Oversight	• Government Experience
• Management Expertise	• Technology Experience	• Entrepreneurial Spirit
• Diversity	• Understanding of and experience with complex public companies or like organizations	• International Experience
• Leadership Skills

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Summary of Qualifications of Board of Directors
The table below includes the specific qualifications, attributes, skills and experience of each director that led the Board to conclude that the director is qualified to serve on the Board. While we look to each director to be knowledgeable in these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the director brings to the Board. The absence of an “X” for a particular item does not mean that the director does not possess that qualification, attribute, skill, or experience.

Qualification	Connelly	Fain	Fredrickson	Kyle	Nussle	Roberts	Tabakin	Voss
High Level of Financial Literacy	X	X	X			X	X	X
Risk Oversight	X						X	X
Management Expertise	X	X	X	X	X	X	X	X
Diversity	X			X
Leadership Skills	X	X	X	X	X	X	X	X
Business Strategy Skills	X	X	X	X	X	X	X
Financial Industry Experience	X		X			X		X
Sales and Marketing Experience				X
Government Experience				X	X
Technology Experience	X	X
Experience with Complex Organizations	X	X	X	X			X
Political or Financial Sector Policy Expertise	X			X	X	X
Experience with High Growth Companies	X	X	X			X	X	X
Entrepreneurial Spirit	X	X	X		X		X
International Experience	X							X

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BOARD OF DIRECTORS

Director Nominees - Terms Expiring in 2014

Scott M. Tabakin	Age: 55 Director Since: August 2004 Class 3	PRA Committees: Audit (Chair) Compliance	Education: BS Accounting, University of Illinois

SKILLS AND QUALIFICATIONS

Mr. Tabakin has been a director of PRA since 2004. He was a certified public accountant for twenty-five years and has more than twenty-five years of public-company experience. He is an independent consultant and advisor. Mr. Tabakin was Executive Vice President and Chief Financial Officer of ValueOptions, Inc., the nation’s largest independent, privately owned behavioral health and wellness company from December 2011 to December 2013. Mr. Tabakin also served as Executive Vice President and Chief Financial Officer of Bravo Health, Inc., a privately owned managed health care company from July 2006 until the sale of the company in November 2010. From October 2003 until July 2006, Mr. Tabakin was an independent financial consultant. He served as Executive Vice President and Chief Financial Officer of AMERIGROUP Corporation, then a publicly traded (NYSE) managed health care company, from May 2001 until October 2003. From October 1992 until May 2001, Mr. Tabakin was Executive Vice President and Chief Financial Officer of Beverly Enterprises, Inc., then the nation's largest publicly traded (NYSE) provider of long-term health care. From June 1980 until October 1992, Mr. Tabakin was an executive with the accounting firm of Ernst & Young. These experiences, including his experience as a senior financial officer of large publicly traded companies, provide Mr. Tabakin with a comprehensive understanding of the complex financial and legal issues facing public companies and were all factors in our conclusion that Mr. Tabakin has made and continues to make strong contributions to the Company through his service on our Board.

James M. Voss	Age: 71 Director Since: November 2002 Class 3	PRA Committees: Audit Compensation Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BS, Northwestern University MBA, Kellogg School of Management

SKILLS AND QUALIFICATIONS

Mr. Voss has been a director of PRA since 2002. He has more than forty years of experience as a senior finance executive. Mr. Voss currently serves as an independent financial consultant. From 1992 through 1998, he was with First Midwest Bank as Executive Vice President and Chief Credit Officer. Prior to that, he served in a variety of senior executive roles during a twenty-four year career (1965-1989) with Continental Bank of Chicago, and was Chief Financial Officer at Allied Products Corporation (1990-1991), a publicly traded (NYSE) diversified manufacturer. Mr. Voss' combination of expertise in the areas of business and finance enables him to provide unique insight and perspective to our Board and to address complex financial issues which may be presented to our Board.

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Director Nominees - New Directors

Marjorie M. Connelly	Age: 52 Director Since: September 2013 Class 3	PRA Committees: Audit Compensation	Education: BA Political Science, University of Delaware

SKILLS AND QUALIFICATIONS

Ms. Connelly was appointed as a director in 2013. She currently is an Independent Consultant. Previously, she served as Barclaycard’s Global Chief Operating Officer from 2009 to 2011, where Ms. Connelly directed operations for Barclays PLC’s customized and co-branded credit cards, as well as merchant payment services. She joined Barclay’s following two-and-a-half years at Wachovia Securities, the retail brokerage firm now named Wells Fargo Advisors, where she served as Chief Operating Officer. From 1990 to 2006, Connelly led credit card operations for First USA, then Capital One, where for 12 years she held numerous executive roles overseeing operations for Capital One’s U.S. and international credit card businesses. She also was a member of Visa USA’s Executive Advisory Committee and Visa International’s Risk Advisors Group. From 2012 to 2013, Ms. Connelly was Interim President of Longwood University in Farmville, Virginia, near Richmond. She had previously served for eight years on Longwood’s board where she twice served as Rector. She also has been a member of University of Richmond’s Business School Executive Advisory Board and the Foundation Board for Virginia Commonwealth University’s Business School. Currently, she serves on the board of The Women’s Initiative, in Charlottesville, Virginia. Ms. Connelly holds a Bachelor of Arts degree in political science from the University of Delaware and also has completed Harvard Business School’s Advanced Management Program.

James A. Nussle	Age: 53 Director Since: June 2013 Class 3	PRA Committees: Nominating and Corporate Governance Compliance (Chair)	Education: BA, Luther College JD, Drake Law School

SKILLS AND QUALIFICATIONS

Mr. Nussle was appointed as a Director in 2013. Mr. Nussle currently serves on the Compliance and Nominating and Corporate Governance Committees. Mr. Nussle is currently the President and CEO of The Nussle Group, a Washington D.C. based public affairs consulting company. Mr. Nussle also serves as an independent director of the Thrivent Financial Mutual Funds and is an industry advisor to a private equity firm Avista Capital Partners. Mr. Nussle served as the President of Growth Energy, a renewable energy industry association also based in Washington D.C. Prior to his private sector career, Mr. Nussle had extensive service in government at both the local and federal levels. He served eight terms as a U.S. Representative from Iowa from 1991-2007; was elected by his colleagues to serve three terms as the House Budget Committee Chairman; and was selected by President George W. Bush in 2007 to serve in his Cabinet as the Director of the Office of Management and Budget and serve on a number of the President’s policy councils including the National Economic, Homeland Security, and National Security Councils. Mr. Nussle also served four years as an elected prosecuting attorney in Iowa and practiced law in Iowa.

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Experience of Directors Continuing in Office - Terms Expiring in 2015

Steven D. Fredrickson	Age: 54 President, CEO and Chairman of the Board Since: March 2002 Class 1	Education: BS, University of Denver MBA, University of Illinois

SKILLS AND QUALIFICATIONS

Prior to co-founding Portfolio Recovery Associates, Inc. in 1996, Mr. Fredrickson was Vice President of Household Recovery Services’ (HRSC) Portfolio Services Group from 1993 until 1996. At HRSC, he was ultimately responsible for portfolio sale and purchase programs, finance and accounting, and other functional areas. Prior to joining HRSC, Mr. Fredrickson spent five years with Household Commercial Financial Services where he managed a national commercial real estate workout team. He also was employed for five years as a member of the FDIC workout department of Continental Bank of Chicago, specializing in corporate and real estate workouts. Mr. Fredrickson has an MBA from the University of Illinois and a bachelor’s degree from the University of Denver. He is active on the Financial Services Advisory Board of CIVC Partners, and is a Director on the Board of the United Way of South Hampton Roads, Eastern Virginia Medical School and St. Mary’s Home Foundation. He also is on the executive advisory council of the College of Business and Public Administration at Old Dominion University and is a past Board Director of the American Asset Buyers Association.

Penelope W. Kyle	Age: 65 Director Since: October 2005 Class 1	PRA Committees: Nominating and Corporate Governance (Chair) Compliance	Education: BS, Guilford College of NC Post-graduate work, Southern Methodist University MBA, College of William and Mary JD, University of Virginia

SKILLS AND QUALIFICATIONS

Ms. Kyle has been a director of PRA since 2005. Ms. Kyle currently serves as the Chair of the Nominating and Corporate Governance Committee. Ms. Kyle is currently the President of Radford University. Prior to her appointment as President of Radford University in June 2005, she had served since 1994 as Director of the Virginia Lottery under three Virginia governors. Earlier in her career, Ms. Kyle was an attorney with the law firm McGuire Woods in Richmond, Virginia. She was later employed at CSX Corporation, where during a 13-year career, she became the company's first female officer and a vice president in the finance department. Ms. Kyle also has prior service as a director and chairman of the audit committee of a publicly traded company. Ms. Kyle brings a unique and valuable perspective to our Board based on her distinctive background in law, business, academia and government, particularly with respect to matters relating to law and corporate governance.

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Experience of Directors Continuing in Office - Terms Expiring in 2015

John H. Fain	Age: 65 Director Since: March 2010 Class 2	PRA Committees: Audit Compensation	Education: BS, Computer Science, University of South Carolina

SKILLS AND QUALIFICATIONS

Mr. Fain has been a director of PRA since 2010. Mr. Fain has more than 25 years of business management experience, including service as the founder, President and Chief Executive Officer of Metro Information Services. Metro Information Services was an information technology consulting services firm which went public in 1997, and subsequently merged with Keane, Inc. in 2001. Prior to co-founding Metro Information Services, Mr. Fain developed and ran his own independent data processing consulting practice, servicing clients in multiple states. Mr. Fain is currently retired, and serves on the Investment Committee of the Hampton Roads Community Foundation and the Endowment Committee of the Virginia Beach Aquarium and Marine Science Center Foundation. Mr. Fain was appointed to the Board because of his insight with respect to the use of information technology strategies in large multi-state companies, his operational and financial expertise and his experience as a Chief Executive Officer and director of a sizeable public company.

David N. Roberts	Age: 52 Director Since: March 2002 Class 2 Lead Director	PRA Committees: Compensation (Chair) Nominating and Corporate Governance Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BS, Economics, Wharton School of the University of Pennsylvania

SKILLS AND QUALIFICATIONS

Mr. Roberts has been involved with PRA since its formation in 1996, has been a director of PRA since 2002 and currently serves as Lead Director. As Chief Operating Officer of Angelo, Gordon & Co. and a member of its executive committee, Mr. Roberts helped to start and grow a number of the firm's businesses, including opportunistic real estate, private equity and net lease real estate, and RMBS. Currently he is the Chief Executive Officer of the firm’s publicly-traded REIT, AG Mortgage Investment Trust, Inc. Mr. Roberts, through his role at Angelo, Gordon & Co., helped to guide the Company through its transition from a small private company to a major, publicly-traded company. Prior to joining Angelo, Gordon & Co., Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank, from 1989 to 1993, where he participated in a wide variety of transactions. Prior to that he worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts' qualifications to serve on the Board include his extensive knowledge of the Company and his financial expertise in business development, operations and strategic planning. Mr. Roberts is also familiar with, and has a deep understanding of the industries in which the Company does business.

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COMMITTEES OF THE BOARD OF DIRECTORS
The standing committees of the Company’s Board include an Audit Committee, a Compensation Committee, a Compliance Committee and a Nominating and Corporate Governance Committee. Each non-employee director serves on two committees of the Board. The committees of the Board regularly report on their activities and results of meetings to the full Board. Only independent non-employee directors that have been determined by the Board to be independent as defined by the associated NASDAQ rules may serve on Board committees.

A copy of the charter for the Audit Committee, Compensation Committee, Compliance Committee and/or Nominating and Governance Committee will be mailed to any stockholder who makes a request to the Corporate Secretary at 140 Corporate Boulevard, Norfolk, Virginia 23502 Attention: Corporate Secretary, and is also available online at the Corporate Governance section of the Investor Relations page on the Company’s corporate website, www.portfoliorecovery.com.
The following table shows the current membership for each of the standing committees of the Board as of the Record Date.

Committee Memberships
Name	Audit	Compensation	Compliance(1)	Nominating and Corporate Governance
Steven D. Fredrickson, Chairman
David N. Roberts, Lead Director		Chair		X
Marjorie M. Connelly(2)	X	X
John H. Fain	X	X
Penelope W. Kyle(2)			X	Chair
James A. Nussle(2)			Chair	X
Scott M. Tabakin(2)	Chair		X
James M. Voss(2)	X	X
Number of Meetings in 2013	10	6	0	2

(1) The Compliance Committee was formed at the end of 2013.
(2) On November 12, 2013 Scott M. Tabakin left the Compensation Committee to become a member of the newly formed Compliance Committee. James Voss and Marjorie Connelly joined the Compensation Committee. Marjorie Connelly also joined the Audit Committee. James Nussle became the Chair of the Compliance Committee and joined the Nominating and Corporate Governance Committee. Penelope Kyle joined the Compliance Committee.

Audit Committee
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities.
The Audit Committee’s primary duties and responsibilities are to:

•	Monitor and review the integrity of the Company’s financial reports and monitor and provide oversight of the Company’s systems of internal controls regarding finance and accounting compliance;

•	Engage and monitor the independence and performance of the Company’s independent auditors;

•	Monitor the independence and performance of the Company’s internal auditors; and

•	Provide an avenue of communication between the independent auditors, management, the internal audit department and the Board.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.
The Board has adopted a written charter for the Audit Committee, which is available on our website at www.portfoliorecovery.com. The Audit

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Committee shall perform any other activities consistent with its Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.
Audit Committee members shall meet the independence and other requirements of the SEC, the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. All four members of the Audit Committee are independent and financial experts. During Fiscal 2013, our Audit Committee consisted of John H. Fain, Marjorie M. Connelly, Scott M. Tabakin and James M. Voss. Marjorie M. Connelly joined the Audit Committee on November 12, 2013.
Compensation Committee
The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. As described in its charter, the Compensation Committee's primary responsibilities are to:

•	Develop and oversee the implementation of the Company's compensation philosophy with respect to the directors, the CEO, the other NEOs and other executive officers who report directly to the CEO;

•
Assure that the Company's executives are compensated consistent with such compensation philosophy, internal equity considerations, market practice and the requirements of the appropriate employment and other applicable laws and regulatory bodies;

•
Ensure pay for performance decisions take into consideration compliance with all applicable laws and regulations that have an impact on our business in order to maintain the highest standards of integrity and ethical conduct;

•
Review and recommend to the full Board the Company’s Compensation Discussion and Analysis disclosure containing the Company’s compensation policies and the reasoning behind such policies, as required by the SEC;

•	Review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk; and

•	Prepare a Compensation Committee report for the Company's annual reports and/or proxy statements.

The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.portfoliorecovery.com. As stated in its charter, the Compensation Committee has sole authority to retain and terminate an independent consulting firm. Pursuant to this authority, the Compensation Committee has engaged FW Cook to assist in the evaluation of executive compensation. No officer of the Company has ever served on any compensation committee or board of directors of any other company with respect to which a director is an executive officer. For more information on the responsibilities and activities of the Compensation Committee, see the “Compensation Discussion and Analysis” section in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
During fiscal 2013, our Compensation Committee consisted of Marjorie M. Connelly, John H. Fain, David N. Roberts, Scott M. Tabakin and James M. Voss. Marjorie M. Connelly and James M. Voss joined the Compensation Committee on November 12, 2013. Scott M. Tabakin left the Compensation Committee on November 12, 2013 to become a member of the newly formed Compliance Committee. During fiscal 2013, all of the members of the Compensation Committee were independent directors, no member was an employee or former employee of the Company and no member had any related party transactions which would require disclosure under SEC rules. During fiscal 2013, no NEO of the Company served on any compensation committee (or its equivalent) or board of directors of any other company whose executive officer served on our Compensation Committee or Board.

Compliance Committee
The Compliance Committee oversees the Company’s implementation of compliance programs, policies and procedures and as has oversight responsibility for the Company’s compliance and ethics programs, policies and procedures. During fiscal 2013, our Compliance Committee consisted of Penelope W. Kyle, James A. Nussle and Scott M. Tabakin. As more fully described in its charter, the Compliance Committee has the following responsibilities:

•	Oversee matters of non-financial compliance, significant legal or regulatory compliance exposure and material reports or inquiries

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from government or regulatory agencies;

•	Monitor the Company’s efforts to implement compliance programs, policies and procedures in response to compliance and regulatory risks;

•	Will oversee, and may request, investigations into any significant potential noncompliance issues with laws or internal programs, policies or procedures or potential compliance violations;

•	Regularly review the Company’s compliance risk assessment plan with the Company’s Chief Compliance Officer; and

•	Review compliance related complaints from internal and external sources.

The Board has adopted a written charter for the Compliance Committee, which is available on our website at www.portfoliorecovery.com.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee ensures that the Board has an effective corporate governance program in place by reviewing the Company’s corporate governance practices and related public issues important to the Company, and making recommendations to the Board on such issues. During fiscal 2013, our Nominating and Corporate Governance Committee consisted of John E. Fuller, Penelope W. Kyle, James A. Nussle and David N. Roberts. James A. Nussle joined the Nominating and Corporate Governance Committee on November 12, 2013. John E. Fuller left the Nominating and Corporate Governance Committee on May 31, 2013. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for:

•	Conducting annual reviews of the composition of all committees;

•	Making recommendations concerning Board dynamics;

•	Developing and monitoring the Company’s succession plan for key positions within the Company’s leadership team;

•	Overseeing director education and development; and

•	Ensuring that the Board and its committees conduct and discuss their annual self-evaluations.

The Nominating and Corporate Governance Committee is also responsible for identifying, reviewing and recommending nominees for election to the Board. In addition to considering the qualifications of candidates suggested by current directors and officers of the Company, they also consider any candidates who may be recommended by stockholders in accordance with Section 2.11 of the Company’s By-laws and Article Five of the Company’s Amended and Restated Certificate of Incorporation. For more information on the procedures for submission of stockholder proposals, see the “Submission of Stockholder Proposals” section. The Nominating and Corporate Governance Committee uses the same criteria in evaluating any candidates nominated by a stockholder and current directors and officers of the Company.

The Nominating and Corporate Governance Committee seeks to determine whether a candidate meets the Company’s general Board membership qualifications, possesses the skills required of a director and will contribute to the diversity of talent represented on the Board. The Nominating and Corporate Governance Committee arranges and conducts personal interviews of candidates, as appropriate. In addition, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience.

The Nominating and Corporate Governance Committee recommended to the Board the candidates for re-election who are included on the ballot for the Annual Meeting. Any nominee for director who receives a greater number of votes withheld from or against his or her election than votes for his or her election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the best interests of the Company and its stockholders and will recommend to the full Board the action to be taken with respect to the tendered resignation. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.portfoliorecovery.com. The duties and responsibilities of the Nominating and Corporate Governance Committee are specified in its charter, which was amended in February 2013.

The Company did not receive any recommendations of potential director candidates from stockholders for consideration at the 2013 annual meeting of stockholders.

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COMPENSATION OF DIRECTORS
The Board, upon the recommendation of the Compensation Committee, sets the compensation for non-employee directors so as to fairly compensate them for the work required of them, based on the Company's size and scope. The Company also makes annual equity awards to non-employee directors in order to align each director’s interests with the long-term interests of the Company's stockholders. At the end of 2013, FW Cook provided the Compensation Committee with a peer group analysis of the compensation of the directors of companies in the Compensation Peer Group listed on page 30 of this Proxy Statement. The peer group analysis recommended median compensation levels for the newly formed Compliance Committee and indicated that the compensation of the Company’s non-employee directors for participation in the Compensation Committee was below the median. Based on this analysis, the Compensation Committee established the compensation levels for the Compliance Committee and recommended an adjustment in the compensation for participation in the Compensation Committee, which was approved by the Board effective as of January 1, 2014.

The chart below provides a summary and comparison of total non-employee director compensation in 2013 and approved 2014 compensation. The Company makes annual equity awards as part of non-employee director compensation. These awards will remain unchanged at the current level until reviewed at a future date.

Compensation Element	2013	2014
Annual Retainer (Cash Portion)	$60,000	$60,000
Annual Retainer (Company Stock Portion)	$110,000	$110,000
Annual Committee Chair Retainers
• Audit Committee	$25,000	$25,000
• Compensation Committee	$12,500	$15,000
• Compliance Committee	N/A	$15,000
• Nominating and Corporate Governance Committee	$10,000	$10,000
Annual Committee Retainers
• Audit Committee	$12,500	$12,500
• Compensation Committee	$6,250	$7,500
• Compliance Committee	N/A	$7,500
• Nominating and Corporate Governance Committee	$5,000	$5,000
Lead Director Retainer	$15,000	$15,000

On the date of the 2013 annual meeting of stockholders, each non-employee director was awarded non-vested shares valued at approximately $110,000. Annual director stock awards become fully vested one year after the grant date. This vesting schedule, combined with the targeted director stock ownership policy described below, advances the alignment of directors' economic interests with those of stockholders. Recognizing that each director should have a substantial personal investment in the Company, the Board has adopted a target stock ownership policy which applies to each director, requiring a personal holding by each director of a number of shares valued at not less than five times the director's annual retainer (cash portion), exclusive of Committee retainers. Directors are expected to acquire and maintain this share ownership threshold within five years after joining the Board. In 2013, the Company offered no compensation to its directors other than their annual retainers and stock awards; however, each director is reimbursed for travel expenses in connection with attendance at Board meetings and for all reasonable expenses associated with continuing education programs. The Company offers no retirement benefits or other perquisites to directors. The Company maintains policies of directors' and officers' liability insurance covering all directors. The Company's CEO received no additional compensation for his service as a director and Chairman of the Board.

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2013 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total Compensation
Marjorie M. Connelly	$15,000	$109,977	0	$124,977
John H. Fain	$78,750	$109,903	0	$188,653
Penelope W. Kyle	$82,500	$109,903	0	$192,403
John E. Fuller(3)	$35,625	$0	0	$35,625
James A. Nussle	$15,000	$109,950	0	$124,950
David N. Roberts	$92,500	$109,903	0	$202,403
Scott M. Tabakin	$78,750	$109,903	0	$188,653
James M. Voss	$85,000	$109,903	0	$194,903

(1) The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards calculated by multiplying the number of non-vested shares granted by the closing stock price of the Company's common stock on the grant date. The actual amount of compensation that will be realized by a director at the time an award vests will depend upon the market price of the Company's common stock at the vesting date.
(2) The Company discontinued its practice of granting stock options to directors in 2004. There are no outstanding options.
(3) John Fuller left the Board of Directors on May 31, 2013.

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SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following table contains information about the shares of the Company's common stock beneficially owned as of the Record Date by the NEOs named therein, including the Company's CEO, CFO, each of the Company's non-employee directors, and all directors and NEOs as a group. Subject to community property laws where applicable, to the knowledge of the Company, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. To the knowledge of the Company, none of the persons named in the table below have pledged any of the shares of common stock beneficially owned by them as security. There are no outstanding stock options currently exercisable or exercisable within 60 days of the Record Date and all non-vested shares vesting within 60 days of the Record Date are deemed outstanding for the purpose of the table below.

Name of Beneficial Owner	Shares Owned	Shares Not Vested	Shares Vesting Within 60 Days of 4/4/14	Total Shares Beneficially Owned	Percentage of Shares Owned
Marjorie M. Connelly	225	1,871	—	225	—%
John H. Fain	11,802	3,369	2,169	13,971	—%
Penelope W. Kyle	25,011	2,169	2,169	27,180	0.1%
James A. Nussle	—	2,193	—	—	—%
David N. Roberts	50,694	2,169	2,169	52,863	0.1%
Scott M. Tabakin	28,701	2,169	2,169	30,870	0.1%
James M. Voss	23,202	2,169	2,169	25,371	0.1%
Steven D. Fredrickson	196,722	134,943	—	196,722	0.4%
Kevin P. Stevenson	142,333	51,405	—	142,333	0.3%
Michael J. Petit	52,248	129,029	—	52,248	0.1%
Neal Stern	31,842	34,963	—	31,842	0.1%
Christopher B. Graves	34,468	28,755	—	34,468	0.1%
All NEOs & Directors	597,248	395,204	10,845	608,093	1.2%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth the persons or entities known by the Company to be the beneficial owners of more than five percent (5%) of the common stock of the Company based on their most recent filings.

Title of Class	Name & Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
Common Stock	BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	4,516,671	9.02%
Common Stock	The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	4,050,485	8.09%
Common Stock	Riverbridge Partners, LLC(5) 80 S. Eight St., Suite 1200 Minneapolis, MN 55402	2,778,891	5.55%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.
(2) Ownership percentage is based on 50,059,852 shares of common stock outstanding as of the Record Date.
(3) Based on information in a Schedule 13G/A filed with the SEC on January 30, 2014, in which BlackRock, Inc. is reported as the beneficial owner of 4,516,671 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 4,516,671 shares.
(4) Based on information in a Schedule 13G/A filed with the SEC on February 11, 2014, in which The Vanguard Group, Inc. is reported as the beneficial owner of 4,050,485 shares of the Company’s common stock, with sole power to vote or direct the vote of 68,403 shares held by its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, sole power to vote or direct the vote of 3,700 shares held by its wholly-owned subsidiary, Vanguard Investments Australia, Ltd., sole power to dispose or direct the disposition

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of 3,982,082 shares, and shared power with its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, to dispose or direct the disposition of 68,403 shares.
(5) Based on information in a Schedule 13G/A filed with the SEC on February 5, 2014, in which Riverbridge Partners, LLC is reported as the beneficial owner of 2,220,996 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 2,778,891 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act of 1934 (Exchange Act) requires the Company’s NEOs and directors as well as persons who beneficially own ten percent (10%) or more of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the SEC and NASDAQ. As a practical matter, the Company typically assists its directors and NEOs with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews directors’ and officers’ questionnaires and written representations from the NEOs and directors. Based on a review of the Section 16(a) reports filed by the Company on behalf of its directors and NEOs or furnished to the Company by beneficial owners of 10% or more of its common stock (if applicable) and a review of written representations from certain reporting persons, the Company believes that all such filing requirements of its directors and NEOs were complied with on a timely basis during 2013, with the exception of late Form 4’s for Mr. Fredrickson (March 13, 2013) and for Mr. Graves (October 8, 2013).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The table below reflects the number of shares as of December 31, 2013 subject to outstanding awards and the amount available for future issuance. All share awards are in the form of grants of shares of non-vested shares, including long-term equity incentive (“LTI”) shares.

Plan Category	Number of Securities Authorized for Issuance Under the Plan(1)	Number of Securities to be Issued Upon Exercise of Outstanding Nonvested Shares	Weighted-Average Exercise Price of Outstanding Nonvested Shares	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	5,400,000	829,259	$0.00	4,254,243
Equity compensation plans not approved by stockholders	None	None	N/A	None
Total	5,400,000	829,259	$0.00	4,254,243

(1)	All share counts have been adjusted to account for the three for one stock split by means of a stock dividend paid on August 1, 2013.

(2)	Excludes 316,498 vested shares, which are not available for re-issuance.

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PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
The Board recommends the approval by the stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.01 per share, from 60,000,000 to 100,000,000. The Board unanimously approved the amendment at a meeting of the Board on February 4, 2014 and directed that it be submitted to the stockholders for approval at the Annual Meeting. As of the Record Date, there were approximately 50,059,852 shares of common stock issued and outstanding out of a total authorized number of 60,000,000 shares. As of the Record Date, there were approximately 4,900,000 shares available for future issuance (net of shares reserved for future issuance). If approved, this amendment would allow the Board to issue additional shares without further stockholder approval, unless required by applicable law or stock exchange rules. The Board believes that the proposed increase in authorized shares of common stock is desirable to enhance the Company’s operational flexibility by providing a sufficient number of shares of common stock for issuance in connection with subsequent acquisitions, financings, compensation and benefit plans, stock splits or dividends and other appropriate corporate purposes. The Board will determine whether, when and on what terms to issue shares of common stock. While the Company regularly engages in, and is currently engaged in, discussions regarding financings, which could involve various types of debt financing and or the issuance or potential issuance of shares of our common stock, the Company has no current plans which would require the use of the 40,000,000 additional shares proposed for authorization.

This amendment, if approved, will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of amendment to be filed with the Secretary of State of the State of Delaware, should this proposal be approved by our stockholders, is set forth as Appendix A to this Proxy Statement.

The rights of the additional authorized shares of common stock would be identical to rights of the shares of common stock now authorized under the Company’s current Amended and Restated Certificate of Incorporation. Under our Amended and Restated Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional shares which may be issued by the Company. This means that current stockholders do not have a prior right to purchase any new issue of the Company’s common stock in order to maintain their proportionate ownership of common stock. Therefore, although the authorization of additional shares of common stock pursuant to the proposed amendment will not, by itself, affect the rights of existing stockholders, the issuance of such shares could dilute the rights of existing stockholders and could dilute the book value per share. No increase is proposed in the number of preferred shares that are currently authorized.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

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PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Upon the recommendation of the Audit Committee, the Board has appointed KPMG LLP as its independent registered public accounting firm, to audit its consolidated financial statements for the year ending December 31, 2014, and to audit the effectiveness of its internal control over financial reporting as of December 31, 2014. The Board considers the selection of the Company’s independent registered public accounting firm to be a matter of stockholder concern and is therefore submitting the selection of KPMG LLP for ratification by the Company’s stockholders as a matter of good corporate practice. The Audit Committee is not required to take any action as a result of the outcome of the vote on this Proposal 3. However, if our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may investigate the reasons for such stockholder rejection and may consider whether to select a different independent registered public accounting firm. Even if the selection of KPMG LLP is ratified by the stockholders, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. KPMG LLP representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Principal Accountant Fees and Services
KPMG LLP served as the Company’s independent registered public accounting firm with respect to the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2013.

The following table sets forth the fees billed or expected to be billed by KPMG LLP for audit and other services for the years ended December 31, 2013 and 2012.

SERVICE	2013	2012
Audit Fees (1)	$1,055,455	$896,755
Audit Related Fees (2)	$46,700	$39,500
Tax Fees (3)	$78,338	$243,078
All Other Fees (4)	$2,550	$2,700
Total	$1,183,043	$1,182,033

(1) Audit Fees primarily relate to the audits of the Company’s annual consolidated financial statements and effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audits of statutory reports related to the Company’s U.K. subsidiary and comfort letter procedures related to the Company’s convertible debt offering in 2013.
(2) Audit Related Fees primarily relate to engagements to report on internal controls for one of the Company’s information systems (SOC 1 reports).
(3) Tax Fees primarily relate to the preparation of tax returns and for tax consultation services.
(4) All Other Fees relate to an annual subscription to KPMG LLP’s proprietary accounting research tool.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee's policy is to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services, services related to internal controls and other services. The independent registered public accounting firm and the Company’s CFO periodically report to the Audit Committee regarding the services provided by the independent registered public accounting firm in accordance with this pre-approval policy. During 2013 the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, financial reporting, internal controls and management processes. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with management and KPMG LLP the Company’s audited financial statements for the year ended December 31, 2013. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16. In addition, the Audit Committee has received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
This report is submitted on behalf of the following independent directors, who constitute the Audit Committee:
Scott M. Tabakin, Chairman
Marjorie M. Connelly
John H. Fain
James M. Voss

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PROPOSAL 4 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
At the 2012 annual meeting of stockholders, the Company’s stockholders voted in favor of conducting an annual non-binding advisory stockholder vote on the Company’s executive compensation. Based on that vote, a proposal to approve, on a non-binding advisory basis, NEO compensation has been included in this Proxy Statement.

Pursuant to Section 14A of the Exchange Act, the Company's stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company's NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosures. This vote provides stockholders with the opportunity each year to express their positive or negative vote on the Company's overall executive compensation program, policies and procedures. Our Board believes that annual advisory votes on a resolution to approve NEO compensation will allow the Company’s stockholders to provide more regular input to the Company on our compensation philosophy, policies and practices as disclosed in our proxy statements.
An objective of the Company is to retain highly qualified and talented executives and to provide appropriate incentives to encourage their high performance, which creates value for the Company's stockholders. As described in detail in this Proxy Statement, the Company seeks to closely align the interests of its NEOs with the interests of its stockholders and appropriately reward executive performance while avoiding the encouragement of unnecessary or excessive risk-taking. Stockholders are encouraged to read this Proxy Statement’s Compensation Discussion and Analysis for a more detailed discussion of the Company's executive compensation programs, philosophy and principles. A vote on this matter will not address any specific item of compensation, but rather the overall compensation of the Company's NEOs. Accordingly, stockholders are asked to indicate their support for the Company’s compensation of its NEOs by casting their votes "FOR" the compensation of the NEOs whose names are listed in the Summary Compensation Table on page 43 herein, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables and narrative.
This vote is advisory and non-binding, but will provide information to the Company and the Compensation Committee regarding stockholder sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2014 and beyond. The Compensation Committee values the opinions of its stockholders and will take into consideration any concerns they may raise when making future executive compensation decisions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, and paid in 2013 to our NEOs identified in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation programs. In addition, we explain how and why the Compensation Committee of our Board arrives at specific compensation policies and decisions involving the NEOs.

This Compensation Discussion and Analysis is intended to provide all of the necessary and relevant information to assist in your voting decision. In light of the very strong stockholder support of our executive compensation at the 2013 annual meeting of stockholders, the Committee concluded that no significant revisions were necessary to our compensation program for our NEOs.

EXECUTIVE SUMMARY
Our Business
PRA is a specialized financial and business services company. We are a market leader in the consumer debt purchase and collection industry. The Company also provides a broad range of fee-based services to include revenue enhancement for local governments; vehicle location, skip-tracing and collateral recovery for auto lenders, governments, and law enforcement; contingent consumer debt recovery on behalf of banks, credit providers, and debt purchasers; and filing of class action claims on behalf of institutional investors, manufacturers, and retailers. PRA was founded in 1996 and has been public since 2002. We are distinguished by our strong customer focus, continuous innovation, and culture of integrity and compliance. We have approximately 3,500 employees in the United States and the United Kingdom. For more information about our businesses, please refer to our Annual Report on Form 10-K filed with the SEC on February 28, 2014.

2013 Business Highlights
In 2013, we were able to deliver another consecutive year of strong performance. Our performance in 2013 was significant and continued to reflect our attention to driving the top line, identifying and improving operational efficiencies, and maintaining a strong and flexible capital structure. Due to our steady leadership, we continue to be strong in cash collections from both bankruptcy and core portfolios, supported by an impressive performance by our employees.

During 2013, we had the following significant accomplishments:

•
In 2013, we experienced net income growth of 38% from 2012. Net income attributable to PRA finished 2013 at $175.3 million, comparable to $126.6 million in 2012. Diluted earnings per share (EPS) totaled $3.45 for the year, compared with EPS of $2.46 in 2012, representing an increase of 40%;

•	We increased revenue by 24% to $735.1 million as cash collections grew 26% to a record $1,142.4 million;

•	Portfolio acquisitions totaled $656.8 million, compared with $538.5 million in the prior year; and

•	We had a 22% return on average equity, exceeding the Company’s full year target of 20%.

2013 Executive Compensation Highlights
The Compensation Committee believes that the compensation programs and performance incentives in place in 2013, as more fully described herein, contributed to the achievement of the Company's financial and operational outcomes. The total compensation paid to the Company's NEOs in 2013 reflects the Compensation Committee's recognition of their contributions to the Company's financial performance.

In 2013, we took the following compensation actions:

•	We increased the base salaries of our NEOs to be more consistent with the market median (as determined in consultation with FW Cook) while taking individual performance into consideration;

•	We completed our annual risk assessment of all incentive plan designs Company-wide;

•	We updated several important Compensation Committee documents, including its Charter and Philosophy, to ensure they remained current with our pay practices and our growing business; and

•
We approved grants of shares under the 2013 Long-Term Incentive Program, taking into consideration market median, Company and individual performance, future contributions, and any related retention concerns.

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In January 2014, the Compensation Committee also took the following actions:

•	We approved 2013 cash non-equity incentive awards above the market median consistent with above-target Company performance as compared to our peers;

•	We reviewed current stockholding levels and aligned the stockholding targets of our NEOs and of our Board;

•
We approved our 2014 compensation program to include grants under the 2014 program, non-equity incentive targets and base salary increases. These decisions took into consideration market median, Company and individual performance, future contributions, and any related retention concerns; and

•	We approved 2014 Director compensation based on recommendations by F.W. Cook.

2013 Corporate Governance Highlights as Related to the Compensation Committee
We strive to maintain good governance standards with regard to our executive compensation policies and practices. The following practices were in effect during 2013:

•	The Compensation Committee is composed solely of independent directors;

•
The Committee has established methods to communicate with stockholders regarding their views on our executive compensation program as previously described in the Communication with Directors section as found on page 6 in this Proxy Statement;

•	The Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Compensation Committee and performs no other consulting or other services for the Company;

•
The Compensation Committee conducts an annual review and approval of our compensation strategy and programs, and works to assess the risks of these programs. This work is done to reduce the likelihood of any of our compensation programs having a material adverse effect on the Company;

•
We maintain stock ownership guidelines for our NEOs and progress towards those guidelines is monitored annually. The Compensation Committee reserves the right to pay out cash bonuses in equity in the event that an NEO has not made significant progress towards meeting or exceeding the established guidelines. The Committee reviewed the levels of ownership guidelines compared to our Compensation Peer Group (as described on page 30);

•	Our NEOs do not receive perquisites other than reimbursement for a comprehensive physical examination every five years; and

•
The Company does not provide excise tax gross-ups and requires a double trigger (a change in control of the Company combined with termination of the NEO’s employment) for activating the NEO’s right to a severance payment in the change of control component of the NEO’s employment agreements.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation philosophy is to align our NEOs’ pay with performance, while ensuring that our executive compensation is attractive, flexible, market based and closely synchronized with the interests of our stockholders. Our compensation objectives are to attract, hire, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders; to ensure that our compensation programs pay for performance; that compliance related issues are not rewarded; that we reward both short and long-term performance; that our pay programs are aligned with stockholder interests; and that corporate governance best practices are taken into consideration. Our executive compensation program is an important component in each of these compensation goals. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Within this framework, we observe the following principles:

•
Attract, retain, and motivate highly skilled executives: We believe our NEOs should have compensation and benefits programs that are market competitive to our peer group and that permit us to hire top caliber individuals at all levels;

•
Be competitive with PRA’s peer companies: Compensation programs are built to be competitive with our peer companies and the actual awards take into consideration individual contributions to the Company to differentiate internally between NEOs;

•
Create commonality of interest between management and stockholders by tying realized compensation directly to changes in stockholder value: The interests of our NEOs should be linked with those of our stockholders by tying realized compensation directly to changes in stockholder value;

•
Drive the attainment of short-term and long-term financial and strategic objectives: Our compensation programs are built to link directly to our short and long-term performance goals. Our annual non-equity incentive plan is directly tied to annual performance whereas our long-term incentive programs are designed to focus on a three year performance and retention period; and

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•
Be performance-based, with variable pay constituting a significant portion of total compensation: A significant portion of the annual compensation of our NEOs should vary with annual business performance and each individual’s contribution to that performance. All pay for performance decisions also take compliance with all applicable laws and regulations into consideration and do not reward where instances of non compliance may exist.

Executive compensation should be linked, directly and materially, to the Company's overall performance and each NEOs’ individual performance, and should reward past performance and motivate future performance.

HOW WE MAKE COMPENSATION DECISIONS
Role of the Compensation Committee
The Compensation Committee, which is currently made up of four independent directors, is responsible to our Board for overseeing our executive compensation policies and programs. Among its duties, the Compensation Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation for the CEO’s direct reports (including the other NEOs). Although the Compensation Committee considers the CEO's recommendations, the Compensation Committee independently evaluates the recommendations and makes all final compensation decisions within the parameters of its compensation philosophy. This includes the following:

•	Evaluating the competitiveness of each NEO’s total compensation package including base pay, annual non-equity incentive and long-term incentives;

•	Reviewing and approving corporate incentive goals and objectives;

•	Evaluating individual performance results in light of these goals and objectives;

•	Ensure no compliance issues exist when making pay decisions;

•	Approving any changes to the total compensation package; and

•	Overseeing employment agreements including the renewal process.

The Compensation Committee is supported in its work by FW Cook (an executive compensation consultant), the CEO, and the Senior Vice President of Human Resources and her staff.

Role of the Chief Executive Officer
Within the framework of the compensation and benefits programs approved by the Compensation Committee and based on a review of market competitive data completed annually, our CEO recommends the mix of annual base pay, annual non-equity incentive and long-term equity incentive awards that the CEO’s direct reports should receive as both target and actual total direct compensation. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and any employee retention considerations. The Compensation Committee reviews our CEO’s recommendations and approves any compensation changes affecting the CEO’s direct reports as it determines in its sole discretion. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present in Compensation Committee meetings when CEO pay is discussed. The Compensation Committee may delegate to the CEO duties and responsibilities, as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by applicable law, rule or regulation. Delegated duties include, but are not limited to the ability of the CEO to grant a specified number of non-vested shares of the Company's common stock to newly hired, recently promoted or other non-executive officers in accordance with specified parameters.

Role of the Compensation Consultant
The Compensation Committee has retained FW Cook as its executive compensation consultant. FW Cook reports directly to the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants at any time. A representative of the FW Cook attends meetings of the Compensation Committee and communicates with the Committee Chair between meetings, as requested.

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In connection with its work for the Compensation Committee, FW Cook provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance.

During 2013, FW Cook performed the following services for the Compensation Committee:

•
Provided a competitive evaluation of total compensation for the CEO and his direct reports (including the other NEOs) versus our Compensation Peer Group (as disclosed on page 30) and other survey data;

•	Provided recommendations to the Compensation Committee on selection of companies for inclusion in the Compensation Peer Group;

•	Provided a competitive evaluation of share usage, dilution, and fair value transfer versus Compensation Peer Group data;

•	Reviewed and provided advice on the Compensation Discussion and Analysis section for the proxy statement and related compensation tables;

•	Reviewed committee materials and provided commentary when appropriate;

•	Participated in extensive risk analysis of all incentive pay programs at the Company; and

•	Provided a competitive review of the Company’s director compensation program versus Compensation Peer Group data.

FW Cook provided no services to management during 2013. The Compensation Committee retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The total amount of compensation consulting fees for 2013 were $170,926. The Company has assessed the independence of FW Cook pursuant to SEC rules and has determined that no known conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Use of Competitive Data
Executive compensation should assist the Company in attracting, incentivizing and retaining high quality talent, and should be reasonable in comparison to like positions in like companies and should be responsive to the current environment. Consequently, the Compensation Committee strives to provide executive compensation packages that include a combination of base pay and incentives that are appropriate in the relevant marketplace.

While the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, the Compensation Committee believes that information regarding pay practices at other companies comparable to the Company is nevertheless useful as a tool as it recognizes that compensation practices must be competitive in the marketplace. Accordingly, the Compensation Committee engages FW Cook to assist and make recommendations in connection with the selection and periodic review of companies to be included in the “Compensation Peer Group” (as disclosed on page 30), as well as related analysis in connection with updates made with the approval of the Compensation Committee. We believe the Compensation Peer Group represents the organizations that most closely correlate with us and therefore lean toward the business services industry with a focus on specialized finance. The companies who are included in the Compensation Peer Group were included based on certain metrics, principally income, market capitalization and complexity, comparable to those of the Company. Revenue is taken into consideration but not as heavily as other prior metrics listed as not all of our cash receipts are represented in our revenue numbers. A significant portion of our cash receipts are recorded as a reduction of principal on receivables booked, rather than revenue.

The total target direct compensation approximates the median of the Compensation Peer Group. Actual cash compensation may be above or below this range based on actual performance. Realized long-term incentive and total direct compensation will vary from the median based on actual financial and stock price performance. In making its year-end compensation decisions, the Compensation Committee noted that

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Company performance was strong on a relative basis and in comparison to the industry as a whole. The Compensation Committee also noted that the Company exceeded its 2013 financial performance targets.

In its review of the 2013 compensation of the Company’s NEOs, the Compensation Committee primarily reviewed the compensation practices of the Compensation Peer Group listed below:

2013 Compensation Peer Group
Cash America International
Credit Acceptance
Dealer Track Holdings
DFC Global
Encore Capital Group
Equifax
EZCORP
Fair Isaac
First Cash Financial Services
HMS Holdings
Ocwen Financial
World Acceptance Corp
Wright Express Corp

The 2013 Compensation Peer Group has been updated from the 2012 Compensation Peer Group and no longer includes Asset Acceptance Capital Corp, (acquired by Encore Capital Group) and EPIQ Systems because their market capitalization and net income were no longer comparable with the rest of the peer group and the Company. To keep a meaningful number of peers, the Company and FW Cook evaluated other possibilities and added HMS Holdings due to their closely aligned market capitalization and net income to the peer group and the Company.

In addition to Compensation Peer Group data, the Compensation Committee reviews, but does not place as much emphasis on, financial services and general industry compensation survey data developed by the compensation consulting firm of Towers Watson. The primary focus on the Compensation Peer Group data relates to the more direct matches in terms of company size and business mix. The Compensation Committee uses this data to ascertain the competitive market for our NEOs, to determine whether the Company's compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and Company performance. As a part of this process, FW Cook measures actual pay levels within each compensation component and in the aggregate. FW Cook also reviews the mix of the Company’s compensation components with respect to fixed versus variable, short-term versus long-term and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use.

The Compensation Committee generally compares the compensation of its CEO and other NEOs to the median of the Compensation Peer Group. In addition, the Compensation Committee also considers factors such as our performance within the Compensation Peer Group, the unique characteristics of the individual NEO’s position, and any succession and retention considerations. The Compensation Committee also uses benchmarks of its executive compensation against the Compensation Peer Group to enhance its ability to remain competitive in attracting executives.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The primary components of the Company’s executive compensation program and the purpose of each component are presented in the table below. The Compensation Committee measures the competitiveness of our programs by looking at the median of the Compensation Peer Group and the Towers Watson data for each compensation component. The Compensation Committee considers the recommendations of its consultant, FW Cook, in the process of allocating the mix of total compensation among each element of compensation, so as to provide the right balance of short-term and long-term compensation. The compensation of executives who have the greatest ability to influence the Company's financial performance is predominately performance-based and at risk, which is consistent with the Company's overall compensation philosophy.

Compensation Component	Key Characteristics	Purpose	Principal 2013 Actions
Annual Base Pay	Fixed
• Attract executive talent;
• Recognize and reward experience and skills;
• Provide motivation for career development and enhancement; and
• Ensure that all employees receive a basic level of compensation.

Effective January 2013, the Committee made adjustments to the base salaries of our CEO and our other NEOs to further align with the market median. Adjustments were also made in January 2014 based on 2013 performance and market data.

Annual Non-Equity Incentive Program	Variable
• Motivate and reward executives to meet or exceed annual corporate and business unit performance; and
• Focus on short-term (annual) objectives and encourage accountability by rewarding for performance.
The NEOs received annual incentive awards ranging from $650,000 to $1,600,000 for 2013 performance. Annual Non-Equity Incentive targets were revisited for 2014 and updates were made as appropriate.
Long-Term Equity Program	Variable
• Motivate NEOs to achieve our multi-year business objectives by tying incentives to the performance of our common stock over the long-term;
• Reinforce the link between the interests of our NEOs and our stockholders; and
• Assists in our ability to attract and retain talent.

The NEOs received annual long-term equity incentive awards with values ranging from $349,834 to $1,600,010. One-third of this value is subject to time-based vesting and the other two-thirds are subject to performance-based vesting.

Health and Welfare Plans and Retirement Plans	Fixed	• Promote employee health; and • Support employees in attaining financial security.	No changes to the programs in 2013 and therefore, no changes affecting the NEOs.
Perquisites and Other Personal Benefits	Fixed	• Business related benefit to our Company or serves a necessary business purpose.	No changes to the programs in 2013 and therefore, no changes affecting the NEOs.

Annual Base Pay
Annual base pay is, in most instances, set on an individual basis at the time the employee enters into employment with the Company, or upon promotion or other change in job responsibilities. However, it is reviewed annually and the Compensation Committee considers the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions prior to making any adjustments.

In 2013, the Compensation Committee made a determination to increase annual base pay for all of our NEOs taking into consideration performance and market alignment. More information regarding increases to annual base pay can be found on page 31.

Annual Non-Equity Incentive Program
In 2013, the annual non-equity incentive program (our “2013 Annual Bonus Plan”) provided for a cash bonus based on financial performance. The financial goals for all of the NEOs were set by the Compensation Committee. Each NEO was assigned an Annual Bonus Plan target

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established by the Compensation Committee in January 2013. Although financial goals are the main component in the Annual Bonus Plan awards, individual contribution and performance is also taken into consideration.

The annual non-equity incentive awards granted to our NEOs under the Annual Bonus Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). For 2013, the Committee established a formula equal to two percent of operating income as the maximum amount payable to each NEO (but in no event more than the Annual Bonus Plan’s limit of $2 million per employee). The formula establishes the maximum award for each NEO; the actual payouts are determined by the Committee exercising negative discretion if warranted, taking into consideration the financial measures and factors discussed below. No payment would be made if the Company does not have positive operating income as there is no minimum actual payment.

In order to establish a direct link between the interests of our NEOs and our stockholders, the Compensation Committee assesses Company performance relative to a series of financial measures as well as strategic and qualitative factors to arrive at the non-equity incentive bonus pool to be used for the payment of Annual Bonus Plan awards for the current year. The Compensation Committee may adjust this non-equity incentive bonus pool and the individual non-equity incentive bonus amounts awarded under the Annual Bonus Plan based on corporate and individual performance, both financial and non-financial. When corporate performance is strong, the Compensation Committee approves higher non-equity incentive awards in the aggregate than it does when corporate performance is weaker. The Compensation Committee also takes into consideration mitigating factors affecting financial performance, and does not apply a strictly formulaic approach in determining either the individual or financial performance portions of the non-equity incentive award.

Annual non-equity incentive payments under the 2013 Annual Bonus Plan for 2013 performance were determined based on recommendations from the CEO (other than his own, which is established by the Compensation Committee). In preparing his recommendation, the CEO considered both the financial performance of the Company and each of the other NEO’s individual and departmental contributions, while keeping an open view towards market data. For 2013 performance, the primary metrics used to determine the non-equity incentive bonus pool continued to be net operating income and earnings per share. We believe these are most indicative of the Company’s financial success during the fiscal year and what we want the executives to focus on achieving. Net operating income is the income from operations after subtracting costs and expenses associated with those operations. It can be found on our income statement in the line called “Income from Operations.” The CEO and the Compensation Committee then met to discuss the CEO’s recommendations, the Committee made such adjustments as it determined necessary and then all of the other NEOs’ non-equity incentive payments were finalized and approved through a Compensation Committee vote. The Compensation Committee fully determined and approved the amount of our CEO’s award based on similar criteria without input from or the presence of the CEO. The Compensation Committee evaluated 2013 net operating income against the 2013 goals and determined that the Company’s financial performance had exceeded expectations. The Compensation Committee also took into account significant revenue growth, growth in cash receipts and cash collections, net operating income growth, and record levels of debt buying in 2013.

The Compensation Committee may exercise negative discretion to adjust the bonuses that may otherwise be payable under the 2013 Annual Bonus Plan, however, based upon 2013 performance, the Compensation Committee did not make this election.

Long-Term Equity Program
Our practice is to grant LTI awards to our NEOs and other executives as a mix of performance-based restricted shares and time-based restricted shares in amounts that are consistent with competitive practice. These awards are made after a regularly scheduled Board meeting, upon the Compensation Committee’s recommendation and Board approval. The grant date is determined by the date of the Compensation Committee’s vote. Any LTI awards so earned will be granted in fully paid shares of the common stock of the Company.
In determining the amount of an individual LTI award, the Compensation Committee considers an NEO’s performance during the preceding year, potential future contributions, and retention considerations, as well as market data for the NEO’s position in the Compensation Peer Group.

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LTI awards may also be granted when an employee is promoted to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may also make special awards in the form of restricted stock to commemorate major milestones, or selective awards in situations involving a leadership transition. The Compensation Committee may also approve grants of LTI awards to new hires at the time of their hire in order to align them as quickly as possible to stockholder interests, if circumstances warrant.

In the first quarter of 2013, the NEOs received a LTI award with multi-year financial performance measures.  In determining the amount of an individual LTI award, the Compensation Committee considers an NEO’s performance during the preceding year, potential future contributions and retention considerations, as well as market data for the NEO’s position in the Compensation Peer Group.
The 2013 LTI Program focused on three key elements, each representing one-third of the total award: (i) continued Company service, (ii) return on equity (“ROE”), and (iii) total stockholder return (“TSR”). Each component within the program is independent of the others and awards can be earned in any of these categories based on the requirements within that category.  The one-third weighting for time-based awards varies from our 2012 LTI Program, which was weighted at one-fourth. This was done to reinforce the importance of the continued Company service of our executives and further align their pay packages with market.

•
The continued Company service element, is a time-based restricted stock grant that vests ratably over three years.  The incorporation of the time-based element is to retain high caliber executives and reward for past performance;

•
The ROE component is based on the extent to which the Company achieves a three year annualized ROE goal, calculated quarterly over the ROE 2013-2015 performance period. The Compensation Committee believes ROE is a good long-term measure that NEOs should be measured against when evaluating the sustained profitability of the Company;

•
The TSR component is based upon the Company’s achievement of relative stockholder value, calculated quarterly over the TSR 2013-2015 performance period using as a comparison one-third of the TSR of the NASDAQ Composite and two-thirds of the TSR of the Compensation Peer Group.  The TSR element further aligns the NEO’s interests to stockholder interests; and

•	The amount of target shares that may be earned in each year range from zero to 200% as detailed, using linear interpolation, in the following tables:

2013-2015 ROE		2013-2015 Relative TSR
Value	Target Shares Earned (%)	Value	Target Shares Earned (%)
Less than 14.5%	Zero	Below 35th percentile	Zero
15.50%	50%	35th percentile	50%
16.50%	100%	50th percentile	100%
17.50%	150%	65th percentile	150%
18.5% or more	200%	80th percentile	200%

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DECISIONS FOR 2013
The following section contains information on the Compensation Committee’s decisions on the various direct compensation components for 2013 and information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

2013 compensation for our NEOs is detailed in the table below (1)(2).

Named Executive Officer	Annual Base Pay	Annual Bonus Plan	Long-Term Incentive (3)(4)	Total
Steven D. Fredrickson	$750,000	$1,600,000	$1,600,000	$3,950,000
Kevin P. Stevenson	$400,000	$1,000,000	$700,000	$2,100,000
Michael J. Petit	$400,000	$1,000,000	$700,000	$2,100,000
Neal Stern	$350,000	$700,000	$400,000	$1,450,000
Christopher B. Graves	$300,000	$650,000	$350,000	$1,300,000

(1)	Values in table may vary slightly from the 2013 Summary Compensation table found on page 43 due to rounding.

(2)
Please see our 2013 Summary Compensation table as required by the SEC on page 43 of this Proxy Statement to see full disclosure information including all other compensation, footnotes and narrative disclosure.

(3)	LTI values represent grants made on January 23, 2013 and February 5, 2013 at prices of $34.48 per share and $36.76 per share.

(4)	LTI share price adjusted to represent post split share price.

These decisions were based on the Company’s actual financial results, which were substantially above the targets for 2013, as indicated in the table below.

Goal	2012 Actual	2013 Target	2013 Actual	Percent Improvement Over 2012
Revenue	$592.8 million	$666.4 million	$735.1 million	24.0%
Net Operating Income	$216.1 million	$255.2 million	$297.5 million	37.7%
Operating Expenses to Cash Receipts Ratio	38.8%	37.4%	36.0%	7.2%
Cash Collections	$908.7 million	$1,031.1 million	$1,142.4 million	25.7%
Diluted Earnings Per Share	$2.46	$2.93	$3.45	40.2%

Steven D. Fredrickson, 54, Chairman, President and Chief Executive Officer
A complete description of Mr. Fredrickson’s qualifications is set forth on page 13 of this Proxy Statement.

Mr. Fredrickson was challenged with targets that were aggressively set. He was tasked with obtaining:

•	Growth of Revenue of 12%;

•	Growth of Net Operating Income of 18%;

•	Improvement of Operating Expenses to Cash Receipts by 4%;

•	Growth of Cash Collections of 13%; and

•	Growth of Diluted Earnings Per Share of 19%.

Compensation Component	Steven D. Fredrickson
	2012	2013(1)	Percent Increase from 2012	Component as a % of 2013 Compensation
Salary	$725,000	$750,000	3%	19%
Annual Bonus Plan	$1,300,000	$1,600,000	23%	41%
Time Based Long-Term Incentive	$374,995	$533,337	42%	14%
Performance Based Long-Term Incentive	$1,124,986	$1,066,673	-5%	27%
Total 2013 Compensation	$3,524,981	$3,950,010	12%	100%

(1)
For 2013 awards under the LTI program were updated to one-third time-based vesting and two-thirds performance-based vesting from one-quarter time-based vesting and three-quarters performance-based vesting.

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Kevin P. Stevenson, 50, Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary
Prior to co-founding the Company in 1996, Mr. Stevenson served as Controller and Department Manager of Financial Control and Operations Support at HRSC from 1994 to 1996. Prior to joining HRSC, he served as Controller of Household Bank's Regional Processing Center in Worthington, Ohio. He is a certified public accountant and received his B.S.B.A. with a major in accounting from The Ohio State University.

In addition to the Company’s strong financial results, Mr. Stevenson helped to successfully drive the following initiatives:

•	Drove the successful convertible debt process which raised $287 million of convertible debt;

•	Lead the Company’s common stock buyback initiative which resulted in $58 million in repurchased shares; and

•	Completed the three-for-one stock split by means of a stock dividend.

Compensation Component	Kevin P. Stevenson
	2012	2013(1)	Percent Increase from 2012	Component as a % of 2013 Compensation
Salary	$375,000	$400,000	7%	19%
Annual Bonus Plan	$950,000	$1,000,000	5%	48%
Time Based Long-Term Incentive	$112,450	$233,254	107%	11%
Performance Based Long-Term Incentive	$337,472	$466,612	38%	22%
Total 2013 Compensation	$1,774,922	$2,099,866	18%	100%

(1)
For 2013 awards under the LTI program were updated to one-third time-based vesting and two-thirds performance-based vesting from one-quarter time-based vesting and three-quarters performance-based vesting.

Michael J. Petit, 54, President, Bankruptcy Services
Mr. Petit joined the Company in 2003 to lead the Company's efforts in purchasing bankrupt consumer accounts. Prior to joining PRA, Mr. Petit was Managing Director and Head of the Core and Communications Technologies Group in the Investment Banking Division of Pacific Crest Securities. Mr. Petit has also held senior investment banking positions with Jefferies & Company and Banc One Capital Markets. Mr. Petit received a B.S. in mechanical engineering from the University of Illinois and an M.B.A. from The University of Texas at Austin.

Mr. Petit lead Bankruptcy Services to another successful year, including the following achievements:

•	Cash collections exceeding budget by 12% to reach $469.9 million;

•	Revenue achievement of $230.6 million; and

•	Successful integration of 2012 NCM acquisition with all key employees retained.

Compensation Component	Michael J. Petit
	2012(1)	2013(2)	Percent Increase from 2012	Component as a % of 2013 Compensation
Salary	$325,000	$388,462	20%	19%
Annual Bonus Plan	$1,299,989	$1,000,000	-23%	48%
Time Based Long-Term Incentive	$112,450	$233,253	107%	11%
Performance Based Long-Term Incentive	$2,587,443	$466,608	-82%	22%
Total 2013 Compensation	$4,324,883	$2,088,323	-52%	100%

(1)	Mr. Petit’s 2012 awards under the LTI program include a supplemental long term equity incentive award of $2,250,000 granted in January of 2012.

(2)
For 2013 awards under the LTI program were updated to one-third time-based vesting and two-thirds performance-based vesting from one-quarter time-based vesting and three-quarters performance-based vesting.

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Neal Stern, 46, Executive Vice President, Chief Operating Officer, Owned Portfolios
Mr. Stern joined the Company in January 2008 and is responsible for all domestic owned portfolio collection activity, including call centers, legal outsourcing, collection agency outsourcing, probate, customer service, and portfolio collection strategy and analytics. Prior to joining PRA, Mr. Stern was a senior executive with the Target Corporation, running collection and customer service vendor management operations.

Mr. Stern had a successful 2013, helping to champion our compliance efforts and achieve financial accomplishments, including the following:

•	Cash collections exceeding budget by 10% to reach $656.5 million;

•	Revenue achievement of $447.9; and

•	Increased investment in legal collections.

Compensation Component	Neal Stern
	2012	2013(1)	Percent Increase from 2012	Component as a % of 2013 Compensation
Salary	$325,000	$350,000	8%	24%
Annual Bonus Plan	$670,000	$700,000	4%	48%
Time Based Long-Term Incentive	$99,962	$133,334	33%	9%
Performance Based Long-Term Incentive	$299,948	$266,668	-11%	18%
Total 2013 Compensation	$1,394,910	$1,450,002	4%	100%

(1)
For 2013 awards under the LTI program were updated to one-third time-based vesting and two-thirds performance-based vesting from one-quarter time-based vesting and three-quarters performance-based vesting.

Christopher B. Graves, 45, Executive Vice President, Core Acquisitions
Mr. Graves directs PRA’s acquisition of charged-off debt from leading U.S. creditors, and was appointed to his current role in 2013. He joined PRA in 2006 as Vice President, Portfolio Acquisitions, and was appointed to Senior Vice President, Core Acquisitions in 2009. Mr. Graves has 21 years of experience in the financial services industry. Prior to joining PRA, he was Vice President of Acquisitions and Group Manager for the Credit Recovery Services division of Capital One. He previously served as Vice President in the role of regional manager at Signet Bank and First Union. Mr. Graves has an MBA from The College of William and Mary. He earned a B.S. in Business Administration from Wake Forest University, and graduated from the Consumer Banking Association’s Graduate School of Retail Bank Management at the University of Virginia.

Mr. Graves lead the Company’s core investments, which had various achievements, included the following:

•	Achieved a record $395 million in Core portfolio investments; and

•	Provided underwriting support for Core portfolio acquisitions related to the UK business.

Compensation Component	Christopher B. Graves
2013(1)
Salary	$293,077
Annual Bonus Plan	$650,000
Time Based Long-Term Incentive	$116,577
Performance Based Long-Term Incentive	$233,257
Total 2013 Compensation	$1,292,911

(1)	2012 data not shown for Mr. Graves as this is his first year as an NEO.

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DECISIONS FOR 2014
In December 2013, the Compensation Committee established new 2014 annual base pay rates as well as reviewed, and in some instances revised, the 2014 approved target Annual Bonus Plan award levels. These adjustments were made after reviewing market data and taking into consideration future individual contributions to the organization. The following chart reflects the adjustments that went into effect on January 1, 2014:

Name	2013 Annual Base Pay	2014 Annual Base Pay	2013 Annual Bonus Plan Target	2014 Annual Bonus Target
Steven D. Fredrickson	$750,000	$850,000	$800,000	$900,000
Kevin P. Stevenson	$400,000	$430,000	$500,000	$500,000
Michael J. Petit	$400,000	$425,000	$500,000	$500,000
Neal Stern	$350,000	$375,000	$350,000	$375,000
Christopher B. Graves	$300,000	$350,000	$325,000	$350,000

Additionally, in February 2014 the Compensation Committee granted LTI awards to the NEOs based on its assessment of their 2013 performance and the market data for each NEOs’ position in the Compensation Peer Group. The LTI awards granted in February 2014 were granted pursuant to the 2014 LTI program, which is identical to the 2013 LTI Program described starting on page 32. The Compensation Committee determined that these LTI awards would appropriately motivate and reward the NEOs to work towards achieving the Company’s long-term objectives, and further reinforce the link between their interests and the interests of our stockholders.

The following table presents the incentive awards for each NEO granted under our 2014 LTI Program in February 2014. Awards are expressed as compensation values in the table but are granted as performance-based vesting restricted shares and time-based vesting restricted shares under the program. These awards generally will not be reported in the Summary Compensation Table until next year.

Named Executive Officer	Long-Term Incentive Program – Time-Based Compensation Value	Long-Term Incentive Program – Performance Shares Compensation Value (1)	Total
Steven D. Fredrickson	$583,322	$1,166,620	$1,749,942
Kevin P. Stevenson	$266,648	$533,271	$799,919
Michael J. Petit	$233,329	$466,660	$699,989
Neal Stern	$149,983	$299,969	$449,952
Christopher B. Graves	$133,324	$266,607	$399,931

(1)
Represent performance shares that will be fully realized only if specific performance metrics are achieved over a three year period (2014-2016). Performance shares can pay out at 0-200% of the stated value.

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OUTSTANDING PERFORMANCE SHARE AWARDS
During 2013, the Company’s NEOs had three tranches (award years 2011-2013) of performance-vesting share awards outstanding. The key features of these outstanding awards are included below:

Award Year	Measure	Performance Threshold	Performance Period	Percent Achievement
2011	Adjusted EBITDA	Minimum threshold $375 million	2011 (1 year)	200%
	Return on Equity	Minimum threshold for ROE of at least 13.5%	2011-2013 (3 years)	200%
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2011-2013 (3 years)	145%
2012	Adjusted EBITDA	Minimum threshold $500 million	2012 (1 year)	172%
	Return on Equity	Minimum threshold for ROE of at least 14.5%	2012-2014 (3 years)	To be determined by 3/31/15
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2012-2014 (3 years)	To be determined by 3/31/15
2013	Return on Equity	Minimum threshold for ROE of at least 14.5%	2013-2015 (3 years)	To be determined by 3/31/16
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2013-2015 (3 years)	To be determined by 3/31/16

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Realization of 2011-2013 LTI Program
In March 2014, the NEOs received payouts with respect to performance share awards that were granted in January 2011 for the three-year performance period of 2011-2013. These awards were earned and paid based on our actual performance relative to the target goals of EPS (200%), ROE (200%), and TSR (145%). The final award payments to the NEOs were:

Named Executive Officer	Target Number of Shares Awarded	Actual Number of Shares Awarded
Steven D. Fredrickson	37,008	67,181
Kevin P. Stevenson	17,763	32,246
Michael J. Petit	17,763	32,246
Neal Stern	11,841	21,495
Christopher B. Graves	11,841	21,495

POST-EMPLOYMENT COMPENSATION
Tax-Qualified Plans
The Company sponsors the Portfolio Recovery Associates, Inc. 401(k) Plan for its employees, including the NEOs, who are eighteen years of age or over. This 401(k) plan is a long-term savings vehicle that enables all employees to make pre-tax contributions via payroll deductions and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to Code limitations, after completing six months of service with the Company. The Company makes matching cash contributions of up to 4% of each participating employee's annual base pay. Employees are able to direct their own investments, among a wide array of choices, in the Company's 401(k) plan.
We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Nonqualified Plans
The Company does not offer any nonqualified plans to any of its employees, including its NEOs.

Deferred Compensation Plans
The Company does not offer any deferred compensation plans to any of its employees, including its NEOs.

Severance and Change in Control Arrangements
Pursuant to their employment agreements with the Company, our NEOs are all eligible for annual base pay continuation and/or severance provisions providing for payments to the executive, the executive’s beneficiaries or to their estates for the following reasons:

•	Death;

•	Disability;

•	Termination for Reasons other than Cause;

•	Constructive Termination;

•	Change in Control “Double Trigger” Termination; and

•	Nonrenewal of an Employment Agreement.

In the case of a termination for Cause, no severance payments will be made. We find each of these practices to be typical among our peers and they are strongly tied to non-compete/non-solicitation agreements in exchange for the severance benefits. In no instance will the organization provide excise tax reimbursements to any of our NEOs.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the section titled “Post Employment Compensation Arrangements” in this Proxy Statement.

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PERQUISITES AND OTHER PERSONAL BENEFITS
We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for comprehensive physical examinations. The NEOs are required by policy to submit to comprehensive physical examinations every 5 years (if over 40 years of age) at the Company's expense, at a cost of up to approximately $5,000 each. This perquisite is provided because we believe it serves a necessary business purpose and protects the interests of the organization and stockholders by requiring each NEO to receive high-quality preventative care and thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.
OTHER COMPENSATION POLICIES
In addition to the other components of our executive compensation program, we maintain a Stock Ownership Guideline Policy as described below. This policy is consistent with evolving best practices and helps ensure that our executive compensation program does not encourage our NEOs to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Stock Ownership Guidelines
In order to further align the Company’s NEOs’ interests with those of the Company's stockholders and assure that management focuses on the appropriate long-term initiatives designed to increase stockholder value, the Compensation Committee has established stock ownership guidelines for certain key executives. Ownership by executive officers of equity in the Company serves to align their interests with those of the Company's stockholders and demonstrates to the investing public and to all of the Company's other employees, senior management's commitment to the Company. The Company's targeted executive share ownership policy establishes for each NEO, as well as other executives and managers in key leadership roles, individual equity ownership goals.

In the first quarter of each year, the Compensation Committee is provided with a report showing the extent to which executives have met the applicable ownership guidelines. This report also includes targeted share ownership, actual share ownership, increase or decrease in actual share ownership during the year, and the amount of both vested and non-vested shares. The Compensation Committee may determine whether, based on the executive’s success in achieving his or her stockholding targets, the executive's annual non-equity incentive, if any, is paid in stock, rather than in cash. The specific share requirements for each executive only include shares that are beneficially owned, directly or indirectly by the executive, but do not include any shares that have been granted to the executive that have not yet vested. In accordance with the revised policy, executives must retain 100% of after-tax equity compensation until a pre-determined multiple of annual base pay ownership guidelines is met. Ownership targets are set as a multiple of annual base pay as indicated on the following chart. In order to permit consistent long-term planning by an executive, once established, these targets are not reset except upon the approval of the Compensation Committee in the event of a significant promotion of an executive, exceptional equity grants, or other considerations. The following chart details the equity ownership targets established for the NEOs.

Targeted Levels of Executive Share Ownership

Name	2013 Annual Base Pay	Multiple	Share Targets(1)	Actual Share Holdings(2)
Steven D. Fredrickson	$750,000	5	70,969	196,722
Kevin P. Stevenson	$400,000	3	22,711	142,333
Michael J. Petit	$400,000	3	22,711	52,248
Neal Stern	$350,000	3	19,872	31,842
Christopher B. Graves	$300,000	3	17,033	34,468

(1)	Based on a 12/31/2013 stock price of $52.84 per share.

(2)	As of the Record Date.

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Pledging
No Common Stock may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate of the Company.

Hedging
Employees, officers and directors and Covered Persons should not "play the market" in Company Securities by engaging in speculative transactions such as same day purchases and sales, and are required to comply with the Company’s Anti-Hedging Policy.

No Director or employee of the Company may, directly or indirectly, engage in any kind of hedging transaction that could reduce or limit the Director’s or employee’s economic risk with respect to their holdings, ownership or interest in the common stock or other securities of the Company, including without limitation, outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of common stock of the Company s or other securities of the Company. Prohibited transactions include the purchase of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of equity securities of the Company.

IMPACT OF TAX POLICIES
Deductibility of Executive Compensation
One of our compensation objectives is to structure and administer our annual and LTI compensation plans for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) of the Code to the extent practicable. However, while the Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Code, it reserves the right to adopt such compensation arrangements as may from time to time be necessary to retain or attract top-quality management even if payments may not be deductible under Section 162(m).

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EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors has reviewed and discussed the section of this Proxy Statement entitled "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K. Based on this, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Compensation Committee

David N. Roberts, Chair
Marjorie M. Connelly
John H. Fain
James M. Voss

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2013 SUMMARY COMPENSATION TABLE
The following table sets forth all compensation awarded to, earned by or paid to each of the Company’s NEOs for all services rendered to the Company for the years ended December 31, 2013, 2012, and 2011, including equity awards. The Company does not offer defined benefit pension plans or nonqualified deferred compensation plans.

Name and Principal Position	Year	Salary(1)	Cash Bonus(2)	Stock Bonus(3)	Stock Awards(4)(5)	Option Awards(6)	Non-Equity Incentive Plan Compensation	All Other Compensation(7)	Total
Steven D. Fredrickson Chairman, President and Chief Executive Officer	2013	$750,000			$1,600,010	$0	$1,600,000	$10,200	$3,960,210
	2012	$725,000			$1,499,981	$0	$1,300,000	$10,000	$3,534,981
	2011	$573,306			$1,241,824	$0	$1,185,000	$9,920	$3,010,050
Kevin P. Stevenson Executive Vice President, Chief Financial and Administrative Officer	2013	$400,000			$699,866	$0	$1,000,000	$10,200	$2,110,066
	2012	$375,000			$449,922	$0	$950,000	$10,000	$1,784,922
	2011	$348,960			$596,073	$0	$800,000	$9,920	$1,754,952
Michael J. Petit President, Bankruptcy Services	2013	$388,462			$699,861	$0	$1,000,000	$10,200	$2,098,523
	2012	$325,000	$270,000	$299,989	$2,699,894	$0	$730,000	$10,000	$4,334,883
	2011	$274,244	$750,000		$596,073	$0	$550,000	$9,920	$2,180,237
Neal Stern Executive Vice President, Chief Operating Officer, Owner Portfolios	2013	$350,000			$400,002	$0	$700,000	$10,200	$1,460,202
	2012	$325,000			$399,910	$0	$670,000	$10,000	$1,404,910
	2011	$259,221			$397,357	$0	$600,000	$9,920	$1,266,498
Christopher B. Graves(8) Executive Vice President, Core Acquisitions	2013	$293,077			$349,834	$0	$650,000	$10,200	$1,303,111

(1)	Represents actual annual base pay earned.

(2)	In 2011 and 2012 only Mr. Petit earned a cash bonus for extraordinary achievement. No bonuses outside of the Annual Bonus Plan were earned in 2013.

(3)
Mr. Petit was granted 8,160 shares of Company common stock in February 2013 as payment for a portion of his 2012 bonus awarded under the Company’s non-equity incentive plan, which will vest ratably over three years.

(4)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of the stock awards granted in 2013, 2012 and 2011 determined pursuant to ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 12 to the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014. The shares awarded vest pursuant to the terms of the Company's LTI program and consist of awards that vest based on continued service with the Company and awards that vest if stated performance goals are met as well as on continued service with the Company (see page 38 for a more complete description of the LTI Programs). The actual amount of compensation that will be realized by the NEO at the time the stock award vests, if at all, will depend upon the market price of the Company's common stock at the vesting date. The maximum award opportunity for each NEO as of the grant date for awards that are subject to performance goals is as follows: Mr. Frederickson, $2,133,347; Mr. Stevenson, $933,223; Mr. Petit, $933,217; Mr. Stern, $533,337; and Mr. Graves, $466,514.

(5)	The Stock Awards for Mr. Petit include a supplemental LTI award of $2,250,000 granted on January 9, 2012 at a grant price of $60.62 per share.

(6)	There were no stock options granted in 2013, 2012, or 2011.

(7)
These amounts represent Company matching contributions to the recipient's 401(k) plan account up to limits for such plans under federal income tax rules. Any amounts for executive physicals (the only perquisite or personal benefit provided to the NEOs) have not been included as they are less than the $10,000 threshold under SEC rules.

(8)	Mr. Graves was not a NEO for 2011 and 2012, and as a result only his 2013 compensation information is included.

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2013 GRANTS OF PLAN BASED AWARDS
The following table presents, for each of the NEOs, information concerning awards under our LTI Programs and annual bonus plan for 2013 and grants of equity awards made during 2013.

GRANTS OF PLAN-BASED AWARDS(1)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards; Number of Shares of Stock or Units(#)(3)(4)	Grant Date Fair Value of Stock and Option Awards($)(5)
		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
Steven D. Fredrickson	1/23/2013	$—	$800,000	$2,000,000	0	30,936	61,872	15,468	$1,600,010
Kevin P. Stevenson	1/23/2013	$—	$500,000	$2,000,000	0	11,601	23,202	5,799	$599,952
Kevin P. Stevenson	2/5/2013	N/A	N/A	N/A	0	1,812	3,624	906	$99,914
Michael J. Petit	1/23/2013	$—	$500,000	$2,000,000	0	10,635	21,270	5,316	$549,990
Michael J. Petit	2/5/2013	N/A	N/A	N/A	0	2,718	5,436	1,359	$149,871
Neal Stern	1/23/2013	$—	$350,000	$2,000,000	0	7,734	15,468	3,867	$400,002
Christopher B. Graves	1/23/2013	$—	$325,000	$2,000,000	0	6,765	13,530	3,381	$349,834

(1)
The amounts reported relate to the non-vested LTI awards granted to the above NEOs under the 2013 LTI Program and cash bonuses under the Company’s Annual Bonus Plan. Except for the time-based portion, any shares will not vest if the performance criteria set forth in the discussion of the 2013 LTI Program are not met.

(2)	Represents the range of possible awards pursuant to the performance–based restricted stock portion of the 2013 LTI Program.

(3)	Share amounts have been adjusted to reflect the three for one stock split by means of a stock dividend paid on August 1, 2013.

(4)	The amounts reported in this column represent the time-based portion of the 2013 LTI Program awards, which vest ratably over three years.

(5)
The amounts reported above relate to the nonvested performance-based restricted stock and time-based restricted stock granted to the above NEOs. The value of the LTI awards was determined by multiplying the closing price of the Company's common stock as of the grant dates (January 23, 2013-$34.48 and February 5th, 2013-$36.76) times the target number of shares granted. The performance-based portion of the shares will not vest if the performance criteria are not met.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides information on the NEOs’ outstanding unvested equity awards as of December 31, 2013. The market value of shares of stock is determined by multiplying the number of shares by the closing price of the Company's common stock at December 31, 2013. No options were outstanding as of December 31, 2013.

Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares of Stock Stock that Have Not Vested as of 12/31/13(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested($)
Steven D. Fredrickson	1/14/2011	46,622	$2,463,506	—	$0
	1/9/2012	28,303	$1,495,531	37,116	$1,961,209
	1/23/2013	15,468	$817,329	30,936	$1,634,658
Kevin P. Stevenson	1/14/2011	22,376	$1,182,348	—	$0
	1/9/2012	8,490	$448,612	11,133	$588,268
	1/23/2013	5,799	$306,419	11,601	$612,997
	2/5/2013	906	$47,873	1,812	$95,746
Michael J. Petit	1/14/2011	22,376	$1,182,348	—	$0
	1/9/2012	8,490	$448,612	85,365	$4,510,687
	1/23/2013	5,316	$280,897	10,635	$561,953
	2/5/2013	9,519	$502,984	2,718	$143,619
Neal Stern	1/14/2011	14,916	$788,161	—	$0
	1/9/2012	7,546	$398,731	9,894	$522,799
	1/23/2013	3,867	$204,332	7,734	$408,665
Christopher B. Graves	1/14/2011	14,916	$788,161	—	$0
	1/9/2012	7,189	$379,867	6,804	$359,523
	1/23/2013	3,381	$178,652	6,765	$357,463

(1)
The performance component of the LTI awards will not vest or be awarded if the Company does not achieve its minimum threshold performance targets, as described more fully on page 38. If such targets are met, the number of shares to be received by each NEO will be determined based on actual performance.

(2)
The shares granted vest either (i) ratably over a stated period, beginning on the first anniversary of the award date or (ii) pursuant to the terms of the respective LTI Program, based on the achievement of stated performance goals. (See page 38 for a more complete description of the LTI Programs).

(3)	All share counts have been adjusted to account for the three for one stock split by means of a stock dividend paid on August 1, 2013.

(4)	Value is calculated based on the closing price ($52.84) of the Company's common stock on the NASDAQ stock market as of December 31, 2013.

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2013 OPTION EXERCISES AND STOCK VESTED
The following table provides information concerning the shares acquired on vesting during 2013 on an aggregated basis for each of the NEOs named therein, and includes the value realized upon vesting. No stock options were exercised in 2013.

OPTION EXERCISES AND STOCK VESTED

Name	Stock Awards
	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Steven D. Fredrickson	74,894	$3,281,859
Kevin P. Stevenson	30,096	$1,312,028
Michael J. Petit	101,583	$4,591,310
Neal Stern	34,226	$1,418,032
Christopher B. Graves	19,403	$840,420

(1)	All share counts have been adjusted to account for the three for one stock split by means of a stock dividend paid on August 1, 2013.

(2)
Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share on the previous day’s close from the vesting date.

The following table provides detailed vesting information of the value realized upon vesting of stock awards:

Name	Vesting Date	Number of Shares(1)	Closing Market Price(2)
Steven D. Fredrickson	1/9/2013	6,186	$34.62
	1/14/2013	8,916	$34.46
	3/6/2013	31,524	$40.57
	12/31/2013	28,268	$52.41
Kevin P. Stevenson	1/9/2013	1,854	$34.62
	1/14/2013	4,032	$34.46
	3/6/2013	13,509	$40.57
	12/31/2013	10,701	$52.41
Michael J. Petit	1/9/2013	1,854	$34.62
	1/14/2013	4,032	$34.46
	2/8/2013	9,996	$36.72
	3/6/2013	13,509	$40.57
	3/31/2013	30,744	$42.31
	12/31/2013	41,448	$52.41
Neal Stern	1/2/2013	7,500	$35.62
	1/9/2013	1,647	$34.62
	1/14/2013	3,375	$34.46
	3/6/2013	13,509	$40.57
	12/31/2013	8,195	$52.41
Christopher B. Graves	1/9/3013	2,133	$34.62
	1/14/2013	2,520	$34.46
	3/6/2013	7,881	$40.57
	12/31/2013	6,869	$52.41

(1)	All share counts have been adjusted to account for the three-for-one stock split by means of a stock dividend paid on August 1, 2013.

(2)
Closing market price to calculate value of shares at vesting is the day prior to vesting date unless the grant is made and vests on the same day in which case the closing market price of the grant date is used.

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POST-EMPLOYMENT COMPENSATION ARRANGEMENTS
Each NEO has an employment agreement with the Company. These employment agreements contain minimal annual base pay continuation and/or severance provisions providing for payments which may/may not include non-equity incentive and immediate vesting of unvested equity to the executives, the executive’s beneficiaries or to their estates for the following reasons:

•	Death;

•	Disability;

•	Termination for Reasons Other than Cause;

•	Constructive Termination;

•	Change in Control “Double Trigger” Termination; and

•	Nonrenewal of an Employment Agreement.

The Estimated Post-Employment Payments and Benefits Table that follows this narrative summarizes such payments and benefits. In the case of a termination for Cause, no severance payments will be made. Severance payments are conditioned on the executive's execution of a full release of all claims against the Company, and are payable in accordance with Section 409A regulations following termination. While their employment agreements provide executives with certain benefits upon their involuntary termination (not for Cause), the agreements also provide protections to the Company in the form of non-competition, non-solicitation, and confidentiality restrictive covenants. None of the NEOs are provided with any type of golden parachute or excise tax gross-up.

The amounts in this table were calculated based upon employment agreements in effect as of December 31, 2013 and based upon an assumed termination date of December 31, 2013. The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event. For illustration purposes we have used the full year target non-equity incentive award for each NEO.

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ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit	Involuntary Termination without Cause/Constructive Termination, not during a Change in Control Protection Period(1)(2)(3)	Involuntary Termination without Cause/Constructive Termination during a Change in Control Protection Period(1)(2)(3)(4)	Disability	Death
Steven D. Fredrickson	Severance Payment - Base Salary	$1,500,000	$1,500,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$2,723,333	$2,723,333
	Pro-Rata Bonus(5)	$800,000	$800,000	$800,000	$800,000
	Equity(6)	$—	$7,429,727	$—	$7,429,727
	Benefits	$21,828	$21,828	$—	$—
	Total	$5,045,161	$12,474,888	$800,000	$8,229,727
Kevin P. Stevenson	Severance Payment - Base Salary	$800,000	$800,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$1,833,333	$1,833,333
	Pro-Rata Bonus(5)	$500,000	$500,000	$500,000	$500,000
	Equity(6)	$—	$2,829,899	$—	$2,829,899
	Benefits	$21,828	$21,828	$—	$—
	Total	$3,155,161	$5,985,060	$500,000	$3,329,899
Michael J. Petit	Severance Payment - Base Salary	$800,000	$800,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$2,400,000	$2,400,000
	Pro-Rata Bonus(5)	$500,000	$500,000	$500,000	$500,000
	Equity(6)	$—	$7,178,737	$—	$7,178,737
	Benefits	$21,828	$21,828	$—	$—
	Total	$3,721,828	$10,900,565	$500,000	$7,678,737
Neal Stern	Severance Payment - Base Salary	$700,000	$700,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$1,313,333	$1,313,333
	Pro-Rata Bonus(5)	$350,000	$350,000	$350,000	$350,000
	Equity(6)	$—	$2,021,183	$—	$2,021,183
	Benefits	$26,525	$26,525	$—	$—
	Total	$2,389,858	$4,411,041	$350,000	$2,371,183
Christopher B. Graves	Severance Payment - Base Salary	$600,000	$600,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$1,003,333	$1,003,333
	Pro-Rata Bonus(5)	$325,000	$325,000	$325,000	$325,000
	Equity(6)	$—	$1,762,161	$—	$1,762,161
	Benefits	$21,828	$21,828	$—	$—
	Total	$1,950,161	$3,712,322	$325,000	$2,087,161

(1)
Severance for termination without Cause/Constructive Termination, as set forth in the employment agreements, provides two years’ annual base pay, two times the employee’s three-year average annual non-equity incentive award, and benefit (health, dental and vision) continuation for eighteen months.

(2)
"Cause" is defined as: (a) the employee’s conviction of, or plea of guilty or nolo contendere to, any felony, other than a traffic related offense or other offense that, in the absolute and sole discretion of the Company, would not materially affect the employee’s ability to perform or the reputation of the Company, (b) the employee’s engaging in illegal or willful misconduct, or engaging in conduct that is having or may have an adverse effect on the financial performance, financial condition and/or reputation of the Company or any subsidiaries or affiliates thereof, including, but not limited to, a willful violation of Sections 10, 11 or 12 of the employee’s employment agreement, (c) the employee’s embezzlement of funds or misappropriation of other material property of the Company or any subsidiary or affiliate, (d) the employee’s breaching the employment agreement in a material manner, (e) the employee’s engaging in a material (critical or continuous) violation of the Company’s written policies and procedures as outlined in

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the PRA Employee Handbook (or a successor Company’s handbook) and applicable broadly to all employees, provided that the employee shall have been given at least (15) days’ notice and opportunity to cure such breach or violation or (f) the employee’s fraudulent conduct as regards the Company, which results either in personal enrichment to the employee or injury to the Company or its subsidiaries or affiliates.

(3)
"Constructive Termination" shall be deemed to have occurred upon (a) the removal of the employee from, or failure of the employee to continue in the position specified in the position specified in the employment agreement, unless offered another executive officer position which is no less favorable than the employee’s current position in terms of compensation as outlined in Section 4 of the employee’s employment agreement, (b) the employee not being elected or nominated to serve as a director, or being removed from the Board other than for Cause or due to a change in law preventing the employee from serving as a director (Mr. Frederickson only), (c) the relocation of the Company’s principal executive offices to a location more than 75 miles from Norfolk, Virginia, (without the employee’s consent) or (d) the material breach by the Company of the employment agreement (without the employee’s consent). Notwithstanding the forgoing, in order to be eligible for any Constructive Termination payment or benefit described under Section 9 of the employee’s employment agreement: 9(i) the Company shall have 30 days to cure any action perceived to be a Constructive Termination, upon notice in writing from the employee, which notice must be provided within 90 days after employee knew or should have known of such action and (ii) the employee must terminate employment within 60 days after the cure period has ended. In the event of a Constructive Termination with payments due under section 9 of the employee’s employment agreement, any unvested shares of the Company’s common stock awarded pursuant to Section 4(c) of the employee’s employment agreement shall be forfeited.

(4)
NEOs receive severance payments and vesting of equity grants accelerates in the case of a change of control and an involuntary termination without Cause or Constructive Termination within the period six months before and 24 months after the change in control (i.e., double trigger).

(5)
Pro-rata bonus is based on target bonus and the days of employment in the calendar year of termination for (a) involuntary termination without Cause or Constructive Termination in connection with a change in control, (b) disability and (c) death. Pro-rata bonus is based on actual company performance for involuntary termination without cause or constructive termination; actual bonus has been estimated at the target amount.

(6)
Equity values represent immediate vesting of all unvested grants upon involuntary termination without Cause or Constructive Termination in connection with a change in control or death and are based on the closing stock price ($52.84) on December 31, 2013 of all unvested shares as of December 31, 2013.

SUBMISSION OF STOCKHOLDER PROPOSALS
A stockholder proposal may be considered for inclusion in the Company’s proxy materials for the 2015 annual meeting of stockholders pursuant to SEC Rule 14a-8 of the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. Stockholders who wish to present proposals for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8 must submit their proposals so that they are received at PRA’s principal executive offices no later than the close of business on December 15, 2014.

The Company’s By-laws and Amended and Restated Certificate of Incorporation provide that any stockholder of record entitled to vote at an annual meeting of stockholders who intends to make a nomination for director or make any other proposal must notify the Corporate Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s By-laws must be received no earlier than March 1, 2015 and no later than March 31, 2015. Any nominations or other proposals submitted thereafter will be opposed as not having been timely filed. The notice must meet other requirements contained in the Company’s By-laws and Amended and Restated Certificate of Incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.portfoliorecovery.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC. The Company did not receive any recommendations from stockholders for consideration at the Annual Meeting or any notice of a stockholder’s intent to present a proposal at the Annual Meeting. As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting except items incident to the conduct of the Annual Meeting. The enclosed proxy card will confer discretionary authority with respect to matters which are not presently known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named on the proxy card to vote their proxy card with respect to such matters in accordance with their best judgment.

Electronic Delivery of Proxy Materials
Under rules approved by the SEC, the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Stockholders may also view proxy materials online at the Company’s website at www.portfoliorecovery.com.

Annual Report on Form 10-K
A copy of this Proxy Statement, the Company's 2013 Annual Report to Stockholders, its audited consolidated financial statements, together with other related information, are available on the Internet and are being mailed to stockholders who requested printed versions. Additionally, these materials and the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, and all financial

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 49

statements or schedules required to be filed with the SEC pursuant to Rule 13a-1 may be obtained from the Investor Relations page of our website at www.portfoliorecovery.com, or by request directed to the Corporate Secretary at the address below. A copy of the Company's Annual Report on Form 10-K, and other periodic filings also may be obtained from the SEC's EDGAR database at www.sec.gov. Please direct all inquiries to the Corporate Secretary at the following address:

Judith S. Scott
Executive Vice President, General Counsel and Secretary
Portfolio Recovery Associates, Inc.
140 Corporate Boulevard
Norfolk, VA 23502
jsscott@portfoliorecovery.com

Stockholder List
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the Annual Meeting.

This Proxy Statement is dated as of April 17, 2014. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement. The furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 50

APPENDIX A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PORTFOLIO RECOVERY ASSOCIATES, INC.

Portfolio Recovery Associates, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.    The name of the corporation is Portfolio Recovery Associates, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 7, 2002.
2.    Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, the Corporation filed an Amended and Restated Certificate of Incorporation on October 29, 2002, restating and amending the provisions of the Corporation’s Certificate of Incorporation, in all respects.
3.    Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Amendment of Certificate of Incorporation on June 24, 2011, amending the provisions of the Amended and Restated Certificate of Incorporation, to increase its authorized capital stock.
4.    Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Amendment of Certificate of Incorporation on June _____ 2014, amending the provisions of the Amended and Restated Certificate of Incorporation, to increase its authorized capital stock and revise the name and address of its registered office.
5.    The text of the Second Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:
FIRST: The name of the Corporation is Portfolio Recovery Associates, Inc. (the “Corporation”).
SECOND: The registered office of the Corporation is located at 2711 Centerville Road, Ste 400, Wilmington, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 102,000,000 of which 100,000,000 shall be designated as common stock with a par value of $0.01 per share and 2,000,000 shall be designated as Preferred Stock with a par value of $0.01 per share.
(a)    Common Stock. The powers, preferences and relative participating, optional or other rights, and the qualifications, limitations and restrictions in respect to the Common Stock are as follows:
Subject to the prior or equal rights of any holders of Preferred Stock, the holders of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.
(b)    Preferred Stock. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the insurance thereof adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the ability to (i) divide the Preferred Stock into any number of series, (ii) fix the designation and the number of shares of each such series, and (iii) determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.
FIFTH:     (a) Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors, subject to any right of the holders of any class or series of Preferred Stock to elect additional directors, shall be fixed from

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 51

time to time by the Board of Directors pursuant to the Amended and Restated By-Laws of the Corporation.
(b) Classification. Immediately subsequent to the date of this Certificate of Incorporation, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the next election of directors, the term of the directors of the first class shall expire and directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting. The term of the directors of the second class shall expire at the second election of directors after the date of this Certificate of Incorporation and directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting. The term of directors of the third class shall expire at the third election of directors after the date of Certificate of Incorporation and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.
If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the board of directors shall decide which class shall contain an unequal number of directors. Notwithstanding the foregoing, whenever holders of any shares of Preferred Stock, or any series thereof, shall be entitled, voting separately as a class, to elect any directors, all directors so elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of stockholders and the terms of all directors so elected by such holders shall expire at the next succeeding annual meeting of stockholders.
(c)    Nomination. From and subsequent to the effective date of the initial public offering of the shares of Common Stock by the Corporation and subject to the rights of the holders of any series of Preferred Stock, only persons who are nominated in accordance with the procedures set forth in this Article Fifth, clause (c) shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors (in a manner meeting the requirements for independent director approval promulgated by the Nasdaq Stock Market) or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Article Fifth, clause (c), who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principle executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Article Fifth, clause (c), the Chairman of the Board of Directors or the person presiding at such meeting shall so declare to the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Article Fifth, clause (c), a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article Fifth, clause (c).
(d)    Vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from (i) an increase in the authorized number of directors elected by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class, (ii) death, (iii) resignation, (iv) retirement, (v) disqualification, (vi) removal from office or (vii) any other causes, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in authorized number of directors shall shorten the term of any incumbent director.
(e)    Removal. A director may be removed only for Cause, by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class.

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 52

SIXTH: Stockholder Action. From and subsequent to the effective date of the initial public offering of shares of Common Stock by the Corporation and subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders pursuant to this Certificate of Incorporation or under applicable law may be effected only at a duly called annual or special meeting of stockholders and with a vote thereat, and may not be effected by consent in writing. Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the written request of 30% of the stockholders of the Corporation.
SEVENTH: Powers of the Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
(i)    to adopt, amend or repeal the By-Laws of the Corporation in such a manner and subject to such limitations, if any, as shall be set forth in the Amended and Restated By-Laws;
(ii)    to allot and authorize the issuance of the authorized but unissued shares of the Corporation, including the declaration of dividends payable in shares of any class to stockholders of any class; and
(iii)    to exercise all of the powers of the Corporation, insofar as the same may lawfully be vested by this certificate in the Board of Directors.
EIGHTH: Directors’ Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article Eighth becomes effective. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal of modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing as of the time of such repeal or modification.
NINTH: (a) Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, excise tax or penalties pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him or her only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to idemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that if the General Corporation Law of the State of Delaware so requires, the director, officer or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article Ninth or otherwise.
(b) Nonexclusivity. The rights of indemnification provided in this Article Ninth shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators, and shall be applied to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.
(c) Insurance. The Corporation may purchase and maintain insurance to protect any persons against any liability or expense asserted or

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 53

incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the Article Ninth or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.
TENTH: The Board of Directors shall have the power to make, amend or repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders of the Corporation.
IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation as of the __th day of June, 2014.

Judith S. Scott

Executive Vice President, General Counsel & Secretary

Notice of Annual Meeting of Stockholders and 2014 Proxy Statement | 54

Proxy Card

PORTFOLIO RECOVERY ASSOCIATES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders to be held May 29, 2014

For Holders of Record as of April 4, 2014

The undersigned hereby appoints the proxies selected by the Company's Board of Directors, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of PORTFOLIO RECOVERY ASSOCIATES, INC. to be held at Noon on May 29, 2014 and at any adjournments thereof, on the following proposals.

You are encouraged to specify your choices by marking the appropriate boxes, **SEE REVERSE SIDE**. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the means described on the reverse side.

The proxies are authorized to vote in their discretion with respect to other matters that may properly come before the Annual Meeting or any adjournment thereof. As of April 17, 2014 (the approximate date of this mailing), Portfolio Recovery Associates, Inc. does not know of any such other matters to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 29, 2014.

This Proxy Statement and our 2013 Annual Report to Stockholders are available at: http://www.viewproxy.com/portfoliorecovery/2014

THIS ADMISSION TICKET IS REQUIRED FOR ADMITTANCE TO THE

PORTFOLIO RECOVERY ASSOCIATES, INC.

Annual Meeting of Stockholders to be held May 29, 2014
For Holders of Record as of April 4, 2014

EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for Director and "FOR" proposals 2, 3 and 4.

Please mark votes as in this example ☒

The Board of Directors recommends a vote FOR the election of the directors listed below.

1. Election of Directors

Nominees for the Board of Directors are

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote for the nominees listed
01 Scott M. Tabakin	☐	☐
02 James M. Voss	☐	☐
03 Marjorie M. Connelly	☐	☐
04 James A. Nussle	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

I plan to attend the Annual Meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date: ______________________

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 29, 2014

PORTFOLIO RECOVERY ASSOCIATES, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 04, 2014
Date: May 29, 2014 **Time:** 12:00 PM EDT
Location: Building III, 2nd Floor
130 Corporate Boulevard
Norfolk, VA 23502

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000202317_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 15, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000202317_2 R1.0.0.51160

Voting items

1. Election of Directors

Nominees

01 Scott M. Tabakin   02 James M. Voss   03 Marjorie M. Connelly   04 James A. Nussle

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

BARCODE

→ 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
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of # Sequence

0000202317_3 R1.0.0.51160

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000202317_4 R1.0.0.51160

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
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